Exhibit 10.7
EXECUTION VERSION

OFFICE LEASE
(NNN)
444 CASTRO STREET
MOUNTAIN VIEW, CALIFORNIA
LANDLORD:
SIC-MOUNTAIN BAY PLAZA, LLC, a Delaware limited liability company
TENANT:
SENTINEL LABS, INC., a Delaware corporation, dba SENTINELONE
Dated for reference purposes as of: June 9, 2020

Certain identified information has been excluded because it is both not material and is the type that the registrant treats as private or confidential.
TABLE OF CONTENTS

BASIC LEASE INFORMATION		i

1.	LEASE	1

2.	TERM	1

3.	RENT	2

4.	ADDITIONAL RENT FOR NNN EXPENSES AND TAXES	2

5.	LETTER OF CREDIT; LATE CHARGE	7

6.	USE OF PREMISES	11

7.	ALTERATIONS, MECHANICS' LIENS	11

8.	WORK TO BE PERFORMED BY LANDLORD	13

9.	RESTRICTIONS ON USE	14

10.	COMPLIANCE WITH LAW	15

11.	INDEMNITY AND EXCULPATION	16

12.	INSURANCE	16

13.	RULES AND REGULATIONS	18

14.	UTILITIES AND SERVICES	18

15.	PERSONAL PROPERTY AND GROSS RECEIPTS TAXES	21

16.	MAINTENANCE	21

17.	RESTORATION OF PREMISES	22

18.	ENTRY BY LANDLORD	22

19.	ESTOPPEL CERTIFICATES	23

20.	ABANDONMENT OF PREMISES	23

21.	REMOVAL OF TRADE FIXTURES OF TENANT AT END OF TERM	23

22.	SURRENDER OF LEASE	23

23.	HOLDING OVER	24

24.	LANDLORD DEFAULT; MORTGAGEE PROTECTIONS	24

25.	DEFAULT; LANDLORD'S REMEDIES UPON DEFAULT	24

26.	ATTORNEYS' AND ADMINISTRATIVE FEES ON DEFAULT	27

27.	INSOLVENCY	27

28.	ASSIGNMENT OR SUBLETTING	27

29.	TRANSFER BY LANDLORD	32

30.	DAMAGE	32

31.	CONDEMNATION	33

32.	SUBORDINATION TO ENCUMBRANCES	34

33.	[INTENTIONALLY OMITTED]	Error! Bookmark not defined.

34.	MISCELLANEOUS	35

35.	ADDITIONAL PROVISIONS	41

RULES AND REGULATIONS

EXHIBIT A PREMISES

EXHIBIT B WORK LETTER

EXHIBIT C COMMENCEMENT DATE MEMORANDUM

EXHIBIT D CALIFORNIA ASBESTOS NOTICE

EXHIBIT E FORM OF LETTER OF CREDIT

EXHIBIT F OFFER SPACE

EXHIBIT G FORM OF SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

444 CASTRO STREET
BASIC LEASE INFORMATION

Lease Date	June 9, 2020

Tenant	SENTINEL LABS, INC., A DELAWARE CORPORATION dba SentinelOne

Contact Person

Telephone

Address	Prior to the Commencement Date:

From and After the Commencement Date:

With an email copy to:

Landlord	SIC-MOUNTAIN BAY PLAZA, LLC, A DELAWARE LIMITED LIABILITY COMPANY

Contact Person:	Property Manager

Telephone

Address

With a copy to:

And to:

i

Building	444 Castro Street, Mountain View, California 94041. The term "Building" includes the building, parking areas, and the land and improvements surrounding the building and designated from time to time by Landlord as appurtenant thereto together with utilities, facilities, driveways, sidewalks, underground vaults, walkways and other amenities appurtenant to or servicing the building.

Building Rentable Square Footage	173,921 rentable square feet

Premises
Suite	400
Floor(s)	Fourth (4th)
Rentable Square Footage	Approximately 10,740.

Term	Eighty-four (84) full calendar months

Commencement Date
Subject to the terms of Paragraph 2 of the Lease, the later to occur of (i) March 1, 2021, and (ii) the date Landlord delivers possession of the Premises to Tenant following the date upon which the "Tenant Improvements" are Substantially Completed (defined in the Work Letter attached as Exhibit B to the Lease), which Lease Commencement Date is anticipated to be March 1, 2021 (the "Anticipated Commencement Date").

Expiration Date	The last day of the eighty-fourth (84th) full calendar month following the Commencement Date
Base Monthly Rental

Period	Annual Base Rent	Base Monthly Rent	Rate Per Rentable Sq. Ft. (rounded to two decimals)
Month 1 - Month 12	$1,043,928.00	$86,994.00	$8.10
Month 13 - Month 24	$1,074,859.20	$89,571.60	$8.34
Month 25 - Month 36	$1,107,079.20	$92,256.60	$8.59
Month 37 - Month 48	$1,140,588.00	$95,049.00	$8.85
Month 49 - Month 60	$1,175,385.60	$97,948.80	$9.12
Month 61 - Month 72	$1,210,183.20	$100,848.60	$9.39
Month 73 - Month 84	$1,246,269.60	$103,855.80	$9.67

Tenant's Share	6.18%

NNN Expenses and Taxes	In addition to Base Monthly Rental, NNN Charges (as defined in Paragraph 3.C below) shall be paid monthly (initially in the amount of $24,916.80 per month) by Tenant pursuant to Paragraph 4.
ii

Payment Upon Lease Execution	Base Monthly Rental together with estimated NNN Charges for the first full rent paying month of the Term, in the combined amount of $111,910.80, shall be paid by Tenant to Landlord in full upon Tenant's execution of the Lease.

Use	General office use and related ancillary uses, including sales and training uses; provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant's permitted Use violate, (A) Landlord's "Rules and Regulations," as that term is set forth in Paragraph 13 of this Lease, (B) all applicable laws, (C) all applicable zoning, building codes and any applicable covenants, conditions, and restrictions, and (D) consistent with Class A office standards in the market in which the Building is located.

Security Deposit	[Intentionally Deleted.]

Letter of Credit	$855,441.00, subject to reduction pursuant to Paragraph 5.B below.

Parking	During the Term of the Lease, Tenant shall have the right to the use of twenty-seven (27) spaces in the parking facility servicing the Building (based on a parking ratio of 2.52) unreserved parking pass(es) for every 1,000 rentable square feet of the Premises at no charge.

Brokers	Landlord:
Tenant:

Guarantor(s)	None.

LANDLORD		TENANT

SIC- MOUNTAIN BAY PLAZA, LLC,		SENTINEL LABS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	The Swig Company, LLC, a Delaware limited liability company as Property Manager	By:	/s/ Bob Parker
Bob Parker
By:	/s/ Philip Connor Kidd IV		Chief Financial Officer
Philip Connor Kidd IV
	Executive Vice President and Director of Asset Management	Date:	6/11/2020
6/12/2020
Date:
iii

NNN
OFFICE LEASE
This lease ("Lease") is made and entered into in Mountain View, California, on June 9, 2020 by and between SIC-MOUNTAIN BAY PLAZA, LLC, a Delaware limited liability company ("Landlord"), and SENTINEL LABS, INC., a Delaware corporation dba SentinelOne ("Tenant").
1.    LEASE
Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises described in the Basic Lease Information, and depicted on Exhibit A attached hereto, upon and subject to all of the terms, covenants and conditions herein set forth. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions, and Tenant agrees that this Lease is made upon the condition of such performance. Except as otherwise specifically set forth in this Lease, Tenant accepts the Premises in its “as is” state of repair and condition, and it is specifically agreed that Landlord has made no representations to Tenant regarding the condition of the Premises or the Building. Tenant’s lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building, all as may be designated by Landlord from time to time. All of the exterior windows and outside walls of the Premises and any spaces in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have a right of access through the Premises for the purpose of operating, maintaining and repairing the same, in accordance with Paragraph 18 hereof.
2.    TERM
The Premises are leased to Tenant for a term (herein called the "Term") to commence and end on the dates respectively specified in the Basic Lease Information, unless the Term shall sooner terminate as hereinafter provided. Notwithstanding the foregoing, if the Term is scheduled to end on a date that is other than the last day of the month, the Term shall be extended so that it ends on the last day of the applicable month. If Landlord, for any reason whatsoever, is unable to deliver possession of the Premises to Tenant in the condition required by this Lease by the date specified herein as the Anticipated Commencement Date, Landlord shall not be liable for any loss resulting therefrom, and this Lease shall not be either void or voidable. The parties acknowledge that as of the date of this Lease, there is a global pandemic caused by the COVID-19 virus outbreak. In an effort to curb the rapid spread of coronavirus, residents have been ordered to shelter in their place of residence pursuant to California Governor Gavin Newsom’s Executive Order N-33-20 and all orders issued by local, state, or federal authorities applicable to the Premises and in effect as of the date of this Lease and directly related to the Covid-19 pandemic that materially limits or prohibits Tenant’s employees from traveling to and accessing and using the Premises for the permitted Use hereunder (as may be amended or renewed, the “Shelter in Place Order”). Notwithstanding anything to the contrary contained herein, in the event the Tenant Improvements are Substantially Completed on a date when the Shelter in Place Order is in effect and Landlord would otherwise deliver the Premises to Tenant and pursuant to the Shelter in Place Order Tenant is prohibited from accessing and using the Premises for the permitted Use hereunder, Landlord agrees to temporarily postpone the Commencement Date until the earlier to occur of (i) the date the Shelter in Place Order is no longer in effect or is modified so that it no longer prohibits Tenant’s employees from traveling to, using, and accessing the Premises for the permitted Use hereunder, or (ii) the date that is fifteen (15) days following the date upon which the Tenant Improvements are Substantially Completed and Landlord would otherwise deliver the Premises to Tenant. Provided Tenant has timely delivered all prepaid rental, the Letter of Credit, and insurance certificates required hereunder, if the Premises are not delivered to Tenant in the condition required by this Lease within two hundred seventy (270) days following Landlord’s receipt of permits for the Tenant Improvements (the “Outside Delivery Date”), taking into consideration the effect of any Tenant Delays, then Tenant shall be entitled to an abatement of Base Rent equal to one (1) day of Base Rent for each day until the Premises are delivered to Tenant in the condition required hereunder. If the Premises are not delivered in the condition required by this Lease within three hundred sixty (360) days following Landlord’s receipt of permits for the Tenant Improvements (the “Outside Termination Date”), as extended by the number of days of Tenant Delay (as set forth in the Work Letter), if any, Tenant may elect to terminate this Lease by providing notice to Landlord within ten (10) business days following the Outside Termination Date but prior to the date that the entire Premises are actually delivered to Tenant in the condition required herein. Landlord and Tenant acknowledge and agree that the Outside Delivery Date and the Outside Termination Date shall be postponed by the number of days the delivery of the Premises is delayed due to events of force majeure described in Paragraph 24.B. If any actual delay in the Substantial Completion of the Tenant Improvements is the result of a Tenant Delay (pursuant to the Work Letter), then the Substantial Completion of the Tenant Improvements shall be deemed to be the date the Tenant Improvements would have been Substantially Completed if no Tenant Delay had occurred; provided, however, that no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant specifying the action or inaction that constitutes the Tenant Delay and if such action or inaction is not cured within two (2) business days after receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days the Substantial Completion of the Tenant Improvements was in fact actually delayed. At any time during the Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as confirmation as to the commencement date and expiration date of the Term, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof. If Tenant fails to execute and return such notice to Landlord within such ten (10) business day period, the parties agree that the commencement date and expiration date of the Term shall be the dates set forth in such notice delivered by Landlord.
3.    RENT
A.    Base Monthly Rental. Tenant agrees to pay Base Monthly Rental to Landlord, without notice, in advance, on the first day of each calendar month of the Term. Notwithstanding the foregoing, Tenant shall pay one (1) month of Base Monthly Rental together with estimated NNN Charges for the first full rent paying month of the Term upon Tenant’s execution of the Lease and such payment shall be credited to the first Base Monthly Rental and NNN Charges due. In addition, Tenant shall provide the Letter of Credit within one (1) business day following the mutual execution and delivery of this Lease. In the event the Term commences on a day other than the first day of a calendar month, then the Base Monthly Rental for said fractional month shall be prorated on the basis of a thirty (30) -day month.
B.    Payments. Base Monthly Rental shall be paid by Tenant to Landlord, without deduction or offset, in lawful money of the United States of America, in accordance with such procedures and to such persons and/or places as Landlord may from time to time designate in a notice to Tenant.
C.    Additional Rent. In addition to the Base Monthly Rental, Tenant shall pay to Landlord all charges and other amounts required under this Lease (herein called "Additional Rent"), including, without limitation, Additional Rent resulting from NNN Expenses and Taxes (“NNN Charges”) pursuant to the provisions of Paragraph 4 hereof. All such Additional Rent shall be payable to Landlord at the place where the Base Monthly Rental is payable and Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Base Monthly Rental. All sums payable by Tenant under this Lease are collectively referred to as "Rent".
4.    ADDITIONAL RENT FOR NNN EXPENSES AND TAXES
A.    Definitions. For purposes of this Paragraph 4, the following terms shall have the meanings hereinafter set forth:
(1)    "Tenant's Share" shall mean the percentage figure so specified in the Basic Lease Information. Tenant's Share has been computed by dividing the rentable area of the Premises by the total rentable area of the Building. In the event that either the rentable area of the Premises or the total rentable area of the Building is changed due to physical changes, Tenant's Share may, at Landlord's election, be appropriately adjusted, and, as to the Tax Year or Expense Year (as said terms are hereinafter defined) in which such adjustment occurs, Tenant's Share shall be determined on the basis of the number of days during such Tax Year and Expense Year at each such percentage.

(2)    "Tax Year" shall mean each twelve (12) -month consecutive period commencing January 1st of each year during the Term, including any partial years during which the Lease may commence or end; provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) month consecutive period and, in the event of any such change, Tenant's Share of Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.
(3)    "Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Building and any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building and such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, supplemental assessments which may result from changes in ownership or completion of new construction; escape assessments, charges, fees or assessments for transit, housing, police, fire, improvement districts, or other governmental services or purported benefits to the Building, service payments in lieu of taxes, taxes or surcharges on rents, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, the City and County in which the Building is located, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Tenant shall pay, within thirty (30) days of Landlord’s demand (with reasonable backup documentation), its share (as reasonably determined by Landlord) of any early care and commercial rents tax (as the same may be supplemented, amended, modified or replaced from time to time) for any Tax Year in which such tax is imposed upon Landlord by any applicable governmental authority. Tenant and Landlord hereby acknowledge and agree that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Building’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Taxes shall not include franchise taxes, documentary transfer taxes, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Tax. Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes.
(4)    "Expense Year" shall mean each twelve (12) month consecutive period commencing January 1st of each year during the Term, including any partial years during which the Lease may commence or end; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) month consecutive period, and, in the event of any such change, Tenant's Share of Expenses (as hereinafter defined) shall be equitably adjusted for the Expense Years involved in any such change.
(5)    "Expenses" shall mean the total costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, in accordance with sound real estate management and accounting practices, consistently applied, including, without limitation, (i) the cost of air conditioning, electricity, electrical surcharges for excessive or peak time use, steam, heating, mechanical, ventilating, elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of Building maintenance, repair, and cleaning, (iii) the cost of fire, extended coverage, boiler, sprinkler, commercial general liability, property damage, rental interruption, earthquake and other insurance together with any deductibles charged to or paid by Landlord, (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits (provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building), (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting and audit fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Building not to exceed three percent (3%) of gross revenues, (vi) the cost of supplying, replacing and cleaning employee uniforms, the cost of Building engineer services, costs of upkeep and decoration of all common areas of the Building (vii) the fair market rental value of Landlord's and the property manager's offices in or serving the Building, (viii) the costs of normal repair and replacement of worn-out equipment, facilities and installations, (ix) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord in order to comply with any local, state, or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively “Legal Requirements”), or to comply with any amendment or change to the enactment or interpretation of any Legal Requirement, (x) the cost of any capital improvements made to the Building for the protection of the health or safety of the occupants, in order to supply a continuous or reliable source of electricity, or as a labor saving device to effect other economies or efficiencies in the operation or maintenance of the Building, such costs under (ix) and (x) above to be amortized over such reasonable period as Landlord shall determine in accordance with its real estate management and accounting practices for the Building, consistently applied, together with interest on the unamortized balance at the rate of nine percent (9%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (xi) costs imposed by any association of which the Building is a member, and (xii) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing the Building. Variable components of Expenses shall be adjusted to reflect one hundred percent (100%) occupancy of the Building during any period in which the Building is not one hundred percent (100%) occupied. In addition, if any particular work or service includable in Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Expenses shall be deemed to be increased by an amount equal to the additional Expenses which would have been incurred if Landlord had furnished such work or service to such tenant and conversely, Expenses shall exclude the cost of services or work incurred directly by Tenant (and not by reimbursement for Expenses). The parties agree that any statements to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost or expense shall not be interpreted as excluding any cost from constituting an Expense or a component of Taxes if such cost is otherwise an Expense or component of axes. There shall be excluded from Expenses the following: (a) costs in connection with leasing space in the Building, including brokerage commissions, tenant improvements (except in connection with general maintenance and repairs provided to tenants of the Building in general), brochures and marketing supplies, and legal fees in negotiating and preparing lease documents or incurred in connection with disputes with Building tenants or prospective Building tenants; (b) except as specifically provided in (viii), (ix) and (x) above, any capital improvement costs; (c) costs in connection with services or other benefits that are provided to another tenant or occupant of the Building and that are not available to Tenant; (d) repairs or work paid from insurance, or condemnation or warranty proceeds, or other costs for which Landlord is reimbursed by a third party or a tenant of the Building (other than by means of an Expense reimbursement provision); (e) costs, penalties or fines arising from Landlord’s violation of Legal Requirements; (f) overhead and profit paid to Landlord or its affiliated subsidiaries or parent entities for goods and/or services in the Building, to the extent the same exceeds the costs which would be incurred for the same if provided by unaffiliated third parties on a competitive basis; (g) reserves of any kind; (h) principal payments, late charges, penalties, liquidated damages, bad-debt expenses, interest, amortization or other payments on mortgages, or ground lease payments, if any; (i) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, including costs of defending any lawsuits with any mortgagee, and the costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building; (j) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building; (k) the cost of complying with any Legal Requirements in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Legal Requirements on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof; and (l) any costs recovered by Landlord to the extent such cost recovery allows Landlord to recover more than 100% of Expenses.
B.    Payment. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12th) of Tenant's Share of the Taxes of each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Taxes for such Tax Year, and Tenant's Share, if any, of Taxes. If the actual Taxes for such Tax Year exceed the estimated Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Taxes within thirty (30) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Taxes for such Tax Year, such excess shall be credited against the next installment of Taxes due from Tenant to Landlord hereunder or reimbursed to Tenant within sixty (60) days of the date of the statement if the Term has expired, but only if Tenant has provided Landlord with a valid forwarding address.
C.    Landlord’s Expense Estimate. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12th) of Tenant's Share of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for the Expense Year, and Tenant's Share, if any, of Expenses. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within thirty (30) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or reimbursed to Tenant within sixty (60) days of the date of the statement if the Term has expired, but only if Tenant has provided Landlord with a valid forwarding address.
D.    Reconciliation. If the Expiration Date of the Term shall occur on a date other than the end of a Tax Year or Expense Year, Tenant's Share of Taxes and Expenses for the Tax Year and the Expense Year in which the Expiration Date falls shall be in the proportion that the number of days from and including the first day of the Tax Year or Expense Year in which the Expiration Date occurs to and including the Expiration Date bears to 360; provided, however, Landlord may, pending the determination of the amount of Taxes and Expenses, if any, for such partial Tax Year and Expense Year, furnish Tenant with statements of estimated Taxes, estimated Expenses, and Tenant's Share of each thereof for such partial Tax Year and Expense Year. Within thirty (30) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Rent, the amount of Tenant's Share of such Taxes and Expenses. If, after such Taxes and Expenses have been finally determined and Landlord's Tax Statement and Landlord's Expense Statement have been furnished to Tenant, there shall have been an underpayment of Tenant's Share of Taxes or Expenses, Tenant shall remit the amount of such underpayment to Landlord within thirty (30) days of receipt of such statements, and if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant with the delivery of Landlord’s Tax Statement and Landlord’s Expense Statement (as applicable), but only if Tenant has provided Landlord with a valid forwarding address.

E.    Books and Records. Landlord shall maintain adequate records of Expenses and Taxes in accordance with sound real estate accounting and management practices, consistently applied. Any statements provided by Landlord in connection with Tenant’s Share thereof shall be final and binding on Tenant unless Tenant, within one hundred eighty (180) days of its receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor. In such event, Landlord and Tenant shall endeavor in good faith to promptly resolve any disagreement set forth in Tenant’s notice provided that Tenant shall not withhold payment of any contested or disputed item.
F.    Audit. Upon Tenant's written request given not more than one hundred twenty (120) days after Tenant's receipt of a statement provided by Landlord in connection with Tenant’s Share for a particular year, and provided that Tenant is not then in default under this Lease beyond the applicable notice and cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is the subject of the audit contemplated herein), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Expenses as Tenant may reasonably request. Landlord shall provide said documentation to Tenant within thirty (30) days after Tenant's written request therefor. Within one hundred eighty (180) days after receipt of a Statement by Tenant (the "Audit Period"), if Tenant disputes the amount of Expenses set forth in such statement, an independent certified public accountant (which accountant (i) shall be subject to Landlord’s reasonable approval, (ii) [intentionally omitted], (iii) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit], and (iv) shall not as of the time of the audit currently be providing accounting and/or lease administration services to another tenant in the Building in connection with a review or audit by such other tenant of Expenses), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to such statement at Landlord's corporate offices, provided that (A) Tenant is not then in default under this Lease (beyond the applicable notice and cure periods provided under this Lease), (B) Tenant has paid all amounts required to be paid under the applicable statement, and (C) a copy of the audit agreement between Tenant and its particular certified public accounting firm has been delivered to Landlord prior to the commencement of the audit. In connection with such audit, Tenant and Tenant's certified public accounting firm must agree in advance to follow Landlord's reasonable rules and procedures regarding an audit of the aforementioned Landlord records, and shall execute a commercially reasonable confidentiality agreement regarding such audit. If the audit reveals an overcharge to Tenant that exceeds the actual Expenses by five percent (5%) then, in addition to promptly repaying such overpayment to Tenant, Landlord shall pay the reasonable cost of conducting such audit provided that such cost shall not exceed $5,000. Any audit report prepared by Tenant's certified public accounting firm shall be delivered concurrently to Landlord and Tenant within the Audit Period. Tenant's failure to audit the amount of Expenses set forth in any such statement within the Audit Period shall be deemed to be Tenant's approval of such statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such statement. If after such audit, Tenant still disputes such Expenses, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Landlord and subject to Tenant's reasonable approval. Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Expenses payable by Tenant shall be as set forth in this Paragraph 4.F, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Expenses payable by Tenant.
G.    Personal Property Taxes. Tenant shall also pay when due one hundred percent all taxes levied against all personal property located within the Premises, including but not limited to such taxes levied on equipment, inventory, trade fixtures and furnishings, regardless of whether or not the same belong to Landlord or Tenant, and Tenant shall cause such personal property taxes to be assessed and billed separately from Landlord's taxes and cause such tax bill to be sent directly to Tenant. Tenant shall also pay one hundred percent of all Taxes levied against any above Building Standard improvements made to the Premises by on behalf of or for Tenant, as and when paid by Landlord, and within thirty (30) days of receipt of invoice from Landlord.

H.    Survival. In the event of any mutually agreed termination of this Lease prior to its scheduled expiration date, then notwithstanding any agreement to the contrary, Tenant shall remain liable for all Rent accrued or payable under this Lease through said date of termination.
5.    LETTER OF CREDIT; LATE CHARGE
A.    [Intentionally Omitted]
B.    Letter of Credit.
(1)    Tenant shall deliver to Landlord, within one (1) business day following the mutual execution and delivery of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the amount set forth in the Basic Lease Information (the "L-C Amount"), which L-C shall be issued by a solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco, California office (or which will accept fax presentments) which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a short term Fitch Rating which is not less than "F1", and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”). Notwithstanding anything to the contrary set forth herein, Landlord hereby preapproves the L-C in the form of Exhibit E, attached hereto and Silicon Valley Bank as the issuing Bank for the L-C and all requirements of this Paragraph 5.B shall apply to any other Bank. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L-C Expiration Date") that is no less than ninety (90) days after the expiration of the Term, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (I) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Paragraph 5 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Paragraph 5 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L-C Draw Event"). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L-C, and regardless of any discrepancies between the L-C and this Lease. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Paragraph 5, and, within ten (10) business days following Landlord's notice to Tenant of such receivership or conservatorship (the "L-C FDIC Replacement Notice"), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Paragraph 5. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Paragraph 5, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this paragraph or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's sole and absolute discretion, and the attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.
(2)    Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under this Paragraph 5 above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
(3)    If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Paragraph 5, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of this Paragraph 5 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Paragraph 5, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Paragraph 5, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under this Lease. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
(4)    [Intentionally Omitted]
(5)    The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant's receipt of an invoice from Landlord therefor.
(6)    Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or be treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this

Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
(7)    Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C. Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied.
(8)    Subject to the remaining terms of this Paragraph 5.B(8), and provided that no material nonmonetary or monetary default (beyond applicable notice and cure periods) has occurred hereunder at any time prior to the effective date (each a “L-C Reduction Effective Date”) of any reduction of the L-C Amount (the “L-C Reduction Conditions”), then Tenant shall have the right to reduce the L-C Amount so that the reduced L-C Amounts will be as follows: (i) $760,392.00 effective as of the first day of the second Lease Year; (ii) $665,343.00 effective as of the first day of the third Lease Year; (iii) $570,294.00 effective as of the first day of the fourth Lease Year; (iv) $475,245.00 effective as of the first day of the fifth Lease Year; (v) $380,196.00 effective as of the first day of the sixth Lease Year; and (vi) $285,147.00 effective as of the first day of the seventh Lease Year. If Tenant is entitled to a reduction in the L-C Amount, Tenant shall provide Landlord with written notice requesting that the L-C Amount be reduced as provided above (the “L-C Reduction Notice”). Notwithstanding anything to the contrary contained herein, if Tenant fails to satisfy the L-C Reduction Conditions at any time prior to any L-C Reduction Effective Date, then Tenant shall have no further right to reduce the L-C Amount as described herein. Notwithstanding the foregoing, if the failure to satisfy the L-C Reduction Conditions was due to a material nonmonetary or monetary default by Tenant (beyond applicable notice and cure periods), and thereafter no material nonmonetary or monetary default occurs during the twenty-four (24) month period following the L-C Reduction Effective Date when the L-C Reduction Conditions were not met, then Tenant’s right to reduce the L-C Amount as described herein shall be reinstated. If a material nonmonetary or monetary default by Tenant occurs after such twenty-four (24) month period then Tenant shall have no further right to reduce the L-C Amount as described herein. If Tenant provides Landlord with a L-C Reduction Notice, and Landlord determines that Tenant is entitled to reduce the L-C Amount as provided herein, any reduction in the L-C Amount shall be accomplished by Tenant providing Landlord with a substitute L-C in the reduced L-C Amount or an amendment to the existing L-C reducing the L-C Amount of the existing L-C to the reduced L-C Amount, which substitute L-C or amendment, as applicable, shall comply with the requirements of this Paragraph 5.B. If Tenant provides Landlord with a substitute L-C in connection with the foregoing, then upon Landlord’s receipt thereof, Landlord shall return the original L-C to Tenant.
C.    Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord. Accordingly, if any installment of Base Monthly Rental, NNN Charges, or any other sum due from Tenant shall not be received by Landlord within three (3) days after said amount is due, Tenant shall pay to Landlord, in addition to any other sums payable hereunder, a late charge of five percent (5%) of the amount due, plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Base Monthly Rental, NNN Charges, and/or other charges when due hereunder, together with interest at the maximum rate of interest allowed by law from the date due until paid; provided, however, that the foregoing late charge shall not apply to the first such late payment as to which such late charge would otherwise be applicable in any twelve (12) month period of the Term of this Lease or any extension thereto until following written notice to Tenant and the expiration of five (5) business days thereafter without cure. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs which Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to any such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.
6.    USE OF PREMISES
The Premises shall be used for the use specified in the Basic Lease Information and for no other purposes without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Under no circumstances shall Tenant cause or allow the occupancy load of the Premises to exceed one (1) person per one hundred and twenty-five (125) rentable square feet of the Premises; provided that Landlord acknowledges and agrees that Tenant may temporarily exceed such occupancy limitation on a periodic basis (e.g. for meetings, etc.), provided such excess occupancy is not material and does not burden other tenants in the Building or the parking for the Building, as determined in Landlord’s reasonable discretion.
7.    ALTERATIONS, MECHANICS' LIENS
A.    Alterations. Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (excluding Cosmetic Alterations defined below) (hereinafter referred to as "Alterations"), or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant acknowledges that, by way of example and without limitation, it shall be reasonable for Landlord to withhold its consent to Alterations affecting the structural portions of the Building or the life-safety, electrical, plumbing, heating, ventilation, air-conditioning, fire-protection, telecommunications or other building systems (collectively, the "Building Systems"), or Alterations which require work to be performed in portions of the Building outside the Premises. In addition, as a condition of its consent to Alterations hereunder, Landlord may impose any reasonable requirements that Landlord considers necessary, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due if the cost of the Alteration will exceed $100,000 in any one instance and provided no bond shall be required for the initial Tenant Improvements. Alterations made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at Tenant's expense (including expenses incurred in complying with applicable laws). All Alterations shall be performed using union labor and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) Landlord may, in its reasonable discretion, provide a list of specific engineers, general contractors, subcontractors, and architects to perform work affecting the Building Systems who charge commercially reasonable rates; and (ii) if Landlord consents to any Alterations that require work to be performed outside the Premises, Landlord may elect to perform such work at Tenant's expense. Excepting Cosmetic Alterations (which Tenant may perform with prior written notice to, but without the prior consent of, Landlord), all Alterations shall be made in accordance with complete and detailed architectural, mechanical and engineering plans and specifications approved in writing by Landlord and shall be designed and diligently constructed in a good and workmanlike manner and in compliance with all applicable laws. The design and construction of any Alterations shall be performed in accordance with Landlord's applicable rules, regulations and requirements. Tenant shall cause any Alterations to be made in such a manner and at such times so that any such work shall not disrupt or unreasonably interfere with the use or occupancy of other tenants or occupants of the Building. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. “Cosmetic Alterations” as used herein shall mean any alteration, addition or improvement that: (i) is of a cosmetic nature such as painting, hanging pictures and installing carpeting; (ii) is not visible from the exterior of the Premises or Building; (iii) will not affect the Building Systems; (iv) costs less than $50,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease (excluding painting and installing carpeting), and (v) does not require work to be performed inside the walls or above the ceiling of the Premises. Although Cosmetic Alterations do not require Landlord’s prior written consent, Cosmetic Alterations are otherwise subject to the terms of this Paragraph 7.
B.    Requirements. Subsequent to obtaining Landlord's consent and prior to commencement of the Alterations (excepting Cosmetic Alterations), Tenant shall deliver to Landlord (i) any building or other permit required by applicable laws in connection with the Alterations; (ii) a copy of the executed construction contract(s); (iii) written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment in excess of Five Thousand Dollars ($5,000) in the aggregate) to Tenant with respect to the Premises that they will look exclusively to Tenant for payment of any sums in connection therewith and that Landlord shall have no liability for such costs; and (iv) evidence of the insurance required in connection with any such work as set forth in this Lease. In addition, Tenant shall require its general contractor and major subcontractors to carry and maintain the following insurance at no expense to Landlord, and Tenant shall furnish Landlord with satisfactory evidence thereof prior to the commencement of construction: (A) Commercial General Liability Insurance with limits of not less than $3,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Products and Completed Operations Coverage in an amount not less than $500,000 per incident, $1,000,000 in the aggregate; (B) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto", and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (C) Worker's Compensation with statutory limits and Employer's Liability Insurance with limits of not less than $100,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee; and (D) "Builder's All Risk" insurance in an amount approved by Landlord covering the Alterations (unless Tenant elects to obtain such coverage with Landlord’s prior approval, which shall not be unreasonably withheld), including such extended coverage endorsements as may be reasonably required by Landlord, it being understood and agreed that the Alterations shall be insured by Tenant pursuant to the terms of this Lease immediately upon completion thereof. All such insurance policies (except Workers' Compensation insurance) shall be endorsed to add Landlord, the holder of any mortgage covering the Building and Landlord's designated agents as additional insureds with respect to liability arising out of work performed by or for Tenant's general contractor, to specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it, and to provide that coverage shall not be reduced, terminated, cancelled or materially modified except after thirty (30) days’ prior written notice has been given to Landlord. Tenant's general contractor shall furnish Landlord the same evidence of insurance for its on-site subcontractors as required of Tenant's general contractor.
C.    Inspections; Notices. Landlord shall have the right (but not an obligation) to inspect the construction work during the progress thereof, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by Landlord; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any applicable laws, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord's continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. Promptly following completion of any Alterations, Tenant shall (i) furnish to Landlord "as-built" plans therefor, (ii) cause a timely notice of completion to be recorded in the Office of the Recorder of the County in which the Building is located in accordance with Civil Code Section 3093 or any successor statute, and (iii) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials in excess of $5,000. All trash or surplus materials which may accumulate in connection with Tenant's construction activities shall be removed by Tenant at its own expense from the Premises and the Building.
D.    Restoration. Except for Cosmetic Alterations and the initial Tenant Improvements, Tenant shall pay to Landlord a fee in the amount of five percent (5%) of the cost of the Alterations for its review of plans and oversight of the progress of the work and Tenant shall reimburse Landlord for all out of pocket costs and expenses incurred in connection therewith. All sums due to Tenant's contractors, if paid by Landlord due to Tenant's failure to pay such sums when due, shall bear interest payable to Landlord at the maximum interest rate permitted by law until fully paid. At the expiration or earlier termination of this Lease and otherwise in accordance with Paragraph 17 hereof, Tenant shall be required to remove at Tenant’s sole cost and expense or pay Landlord the reasonably estimated cost of removing, all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates shall not be required to be removed from the Premises by Tenant as provided herein and to restore the Premises to their configuration and condition before the Alterations were made, and to repair any damage to the Premises caused by such removal. Tenant shall use a general contractor reasonably approved by Landlord for such removal and repair. In the event Landlord designates Tenant to complete such removal and restoration work Rent shall continue to be paid by Tenant following the Expiration Date until such work is completed at the rental rate set forth in the Basic Lease Information. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration substantially contains the following language “PURSUANT TO PARAGRAPH 7 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for such Alteration, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alteration, or any portion thereof, is to be removed upon the expiration or earlier termination of this Lease. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alterations. Notwithstanding the foregoing, it is agreed that other than voice and data wiring and cabling and any supplemental HVAC and associated duct work at or serving the Premises (which Tenant shall be required to remove and restore), Tenant shall have no obligation to remove that portion of the Alterations that comprise any standard office improvements such as, without limitation, gypsum board, partitions, ceiling grids and tiles, floor tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting.
E.    Liens. Tenant agrees to keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within ten (10) days following the recording of such notice of any such lien, cause the same to be released of record (or bonded over), Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional Rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, and the Building, from mechanic's, materialmen's and other liens. Tenant shall give Landlord at least twenty (20) days' prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. Notwithstanding the foregoing, if Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord and the Premises and indemnify and hold harmless Landlord from and against the same and shall promptly pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.
8.    WORK TO BE PERFORMED BY LANDLORD
Except as set forth in Exhibit B attached hereto, Landlord shall not be required to perform any work or make any improvements in or about the Premises or the Building of any type or nature unless a special agreement to that effect is expressly set forth in this Lease.

9.    RESTRICTIONS ON USE
A.    General. No use shall be made or permitted to be made of the Premises, nor acts done, that will increase the existing rate of insurance upon the Building or cause a cancellation of any insurance policy covering the Building or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold in, on or about the Premises or the Building, any illegal substance or any article that may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises and/or Tenant’s use thereof, made by any insurance organization or company providing fire and commercial general liability insurance covering the Building.
B.    Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building or injure or unreasonably annoy them or violate any exclusive rights of any such tenants or occupants, nor shall Tenant use or allow the Premises or any part of the Building to be used for any unlawful or objectionable purposes. Without limiting the generality of the foregoing, Tenant shall not use or permit the usage of any illegal drug or substance and shall not make or permit any unreasonable or unnecessary noises or odors in or upon the Premises or the Building. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or any nuisance (public or private) or other act or thing of any kind or nature whatsoever that may disturb the quiet enjoyment or cause unreasonable annoyance of any other tenant in the Building. Tenant shall not bring upon the Premises or any portion of the Building or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, or distribution (including without limitation, any retail sales) possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same. The provisions of this paragraph are for the benefit of Landlord only and are not, and shall not be construed to be, for the benefit of any tenant or occupant of the Building or any third party.
C.    Hazardous Materials. Tenant shall comply with all Environmental Laws pertaining to and shall not engage in any activity involving, nor bring upon the Premises or the Building, any Hazardous Materials (except for immaterial amounts of Hazardous Materials incidental to office use (e.g. copier toner, cleaning supplies) and which are used in strict compliance with applicable law and any rules and regulations promulgated by Landlord), nor exacerbate any preexisting Hazardous Materials, without the express prior written consent of Landlord. For the purpose of this Lease, "Hazardous Materials" shall be defined, collectively, as any and all substances, chemicals, wastes, sewage or other materials that are now or hereafter regulated, controlled or prohibited by any local, state or federal law or regulation requiring removal, warning or restrictions on the use, generation, disposal or transportation thereof including, without limitation, (a) any substance defined as a "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", or "air pollutant" in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq., the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., or the Toxic Substances Control Act ("TSCA"), 15 U.S.C. 2601, et seq., all as previously amended and amended hereafter; and (b) any hazardous substance, hazardous waste, toxic substance, toxic waste, air pollutant, hazardous material, waste, chemical, or compound described in any other federal, state, or local statute, ordinance, code, rule, regulation, order, decree or other law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous substance, chemical, material, compound or waste. As used herein, the term "Hazardous Materials" also means and includes, without limitation, asbestos; flammable, explosive or radioactive materials; gasoline or gasoline additives; oil; motor oil; waste oil; petroleum (including, without limitation, crude oil or any component thereof); petroleum-based products; paints and solvents; lead; cyanide; DDT; printing inks; acids; pesticides; ammonium compounds; polychlorinated biphenyls; and other regulated chemical products. The statutes, regulations, court and administrative agency decisions, and other laws now or at any time hereafter in effect that govern or regulate Hazardous Materials are herein collectively referred to as "Environmental Laws". In connection therewith, Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, permits, and attorneys' and consultant's fees arising out of or involving any Hazardous Materials brought onto the Premises or used in the Premises by Tenant, its agents, employees, independent contractors or invitees. Tenant's obligations under this paragraph shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment and the cost of investigation, removal, remediation, restoration and/or abatement thereof, and shall survive the expiration or earlier termination of this Lease. Tenant further acknowledges that it is aware of the fact that the Building may contain Hazardous Materials and that a report and/or other information pertaining thereto may be available for Tenant’s review at the office of the Building. Tenant shall comply with all Environmental Laws as well as rules and regulations promulgated from time to time by Landlord relating to the use and disposal of any asbestos - containing materials and lead based paint which may be present. Tenant’s indemnification hereunder shall include, but is not limited to, any claimed injury or death to Tenant or its agents, employees or independent contractors related to exposure to Hazardous Materials. Attached hereto as Exhibit D is the current annual disclosure statement regarding asbestos -containing materials in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 of the California Health and Safety Code. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or its employees, agents, independent contractors and/or invitees or any Hazardous Materials disturbed, distributed or exacerbated by Tenant or its employees, agents, independent contractors and/or invitees. For purposes of this Paragraph 9, Tenant, not Landlord, shall have the burden to prove with reasonable documentation that such Hazardous Materials were in fact preexisting in the Premises prior to the date Landlord delivered possession of the Premises to Tenant. Notwithstanding the foregoing, if any asbestos containing materials or other Hazardous Materials is discovered in the Premises during Landlord’s construction of the Tenant Improvements, to the extent necessary to comply with Environmental Laws in effect and as applied as of the date of this Lease in order for Landlord to construct the Tenant Improvements and/or for Tenant to occupy the Premises, as reasonably determined by Landlord, Landlord, at Landlord’s sole cost (and not as part of the Allowance), shall remove, remediate, encapsulate or leave undisturbed such asbestos containing materials or other Hazardous Materials, whichever is appropriate as determined by Landlord.
10.    COMPLIANCE WITH LAW
Tenant shall, at its sole cost and expense, promptly comply with all laws pertaining to the Premises or Tenant's use or occupancy thereof, and shall faithfully observe all laws applicable to the Premises and the Building and Tenant’s use and occupancy thereof (other than general office use) and all requirements of any board of fire underwriters or other similar body now or hereafter constituted related to or affecting the condition, use, or occupancy of the Premises and the Building; provided, however, Tenant shall not be required to perform any structural alterations or structural improvements to the Premises to comply with any applicable laws except to the extent triggered by Tenant’s specific use of the Premises beyond general office use or by Tenant’s Alterations. Tenant, at its sole cost and expense, shall promptly perform all work to the Premises or other portions of the Building required to effect such compliance. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any law pertaining to the Premises or the Building shall be conclusive of that fact as between Landlord and Tenant. Without limiting the generality of the foregoing, the duties of Tenant under this provision shall include the making of all such alterations of the Premises and the Building as may be required by law by reason of Tenant's use of the Premises, (other than general office use), occasioned by reason of the failure of Tenant to effect repairs, maintenance, replacement or cleaning of the Premises as required under this Lease, or required by reason of Tenant’s alteration of the Premises, Tenant’s particular employees or employment practices, and/or the construction of the initial improvements to the Premises.

11.    INDEMNITY AND EXCULPATION
As a material part of the consideration for this Lease, and except to the extent due to the gross negligence or willful misconduct of Landlord or Landlord Parties, Tenant hereby agrees that Landlord, Landlord’s agents, partners, employees and property manager, and any lender holding a mortgage or deed of trust covering the Premises, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable to Tenant or any other party for any damage to Tenant or damage, theft or vandalism to Tenant's property, or the property of Tenant’s employees, agents, independent contractors and/or invitees, and Tenant agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any claims pertaining thereto. Tenant further agrees to indemnify Landlord and the Landlord Parties and defend and hold them harmless from and against all claims, damages, liabilities, causes of action, costs, and expenses (including reasonable attorneys' fees) arising out of any injury to person or damage to property occurring in, on, or about the Premises from any cause whatsoever, or in on or about the Building if arising due to the negligence or intentional misconduct of Tenant or its employees, agents, independent contractors and/or invitees, and regardless of any claimed negligence on the part of Landlord or Landlord Parties except to the extent of the gross negligence or willful misconduct of Landlord. Tenant's obligation under this paragraph to indemnify, defend and hold Landlord and the Landlord Parties harmless shall not be limited to the amount of available insurance proceeds, but rather shall extend to the full amount of the claim. Landlord shall protect, indemnify and hold Tenant and Tenant’s employees harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorneys’ fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise solely from the gross negligence or willful misconduct of Landlord, its agents, employees or property manager. The indemnity obligations set forth in this Lease shall survive expiration or termination of this Lease.
12.    INSURANCE
A.    Commercial General Liability and Property Damage Insurance. Tenant at its sole cost and expense shall maintain during the entire Term (including any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in or about the Premises whether before or after the Term) Commercial General Liability insurance in an amount not less than $1,000,000 per occurrence combined single limit for bodily injury and property damage and $2,000,000 general aggregate, together with Umbrella/Excess Liability insurance in the minimum amount of $5,000,000 combined single limit covering both bodily injury and property damage. Such policies shall be written on an occurrence basis, per form ISO CG 00 01 (12/07) or equivalent, covering bodily injury, property damage and personal injury losses, and shall include blanket contractual liability, independent contractor’s coverage, completed operations, products liability, and severability of interests, insuring against all liability of Tenant and Landlord and their authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises and the Building, and insuring Tenant and Landlord from legal liability for damage to person or property, however arising. Landlord and such other parties as Landlord may designate from time to time shall be named as additional insureds under such policy or policies, and the policy or policies shall be primary insurance insofar as Landlord is concerned, and shall be non-contributing to any other insurance carried by Landlord. Not more frequently than every three years, if, in the opinion of Landlord's lender or of the insurance broker retained by Landlord, the amount of Commercial General Liability Insurance and/or property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably required by either said lender or insurance broker.
B.    Workers' Compensation and Employer’s Liability Insurance. Tenant at its sole cost and expense shall also carry and maintain in full force and effect during the entire Term hereof (and during any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in or about the Premises whether before or after the Term) Workers’ Compensation Insurance as may be required by law together with Employer’s Liability Insurance with a limit not less than

$1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.
C.    Personal Property Insurance. Tenant at its sole cost and expense shall also carry and maintain in full force and effect during the entire Term hereof (and during any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in, on or about the Premises whether before or after the Term) property insurance on a “Special Form Causes of Loss” basis, per ISO form CP 10 30 (06/07) or equivalent, covering Tenant’s equipment, furniture, fixtures and other personal property located on the Premises in an amount equal to 100% of the full replacement cost thereof and including an Agreed Amount endorsement waiving coinsurance.
D.    Builder's Risk Insurance. If Tenant shall at any time make any alterations of the Premises, while performing such work Tenant shall, at its sole cost and expense, carry "All-Risk" builder's risk insurance, completed value form, in an amount satisfactory to Landlord.
E.    Automobile Liability Insurance. Tenant at its sole cost and expense shall also carry and maintain in full force and effect during the entire Term hereof (and during any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in, on or about the Premises whether before or after the Term) automobile liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant.
F.    Business Interruption Insurance. Tenant at its sole cost and expense shall also carry and maintain in full force and effect during the entire Term hereof (and during any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in, on or about the Premises whether before or after the Term) business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against by the property insurance described above for a period of not less than twelve (12) months.
G.    Liquor Liability Insurance. If the Tenant is in the business of manufacturing, selling, serving, furnishing or distributing alcoholic beverages from the Premises, Tenant at its sole cost and expense shall carry liquor liability insurance with liability limits of not less than Five Million Dollars ($5,000,000).
H.    Other Insurance Matters. All the insurance required under this Lease shall:
(1)    be issued by insurance companies licensed and authorized to do business in the State of California, with a “General Policyholders Rating” of at least an A-, VIII as set forth in the most recent edition of Best's Insurance Guide;
(2)    contain a provision stating that the insurer shall endeavor to provide at least thirty (30) days written notice to Landlord and all others named as additional insureds prior to any cancellation or material modification of such policy; provided, however, that in the event that Tenant’s insurance carrier will not provide such notice to Landlord, then Tenant covenants and agrees to provide at least thirty (30) days written notice to Landlord of any cancellation of such policy or any material decrease in coverage; and
(3)    be renewed not less than five (5) days before expiration of the term of the policy.
A certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord prior to delivery and/or admittance of Tenant to the Premises, and on each renewal of the policy. Notwithstanding the foregoing, if Landlord is brought into a suit or claim under Tenant's required insurance coverages, Landlord reserves the right to receive a full copy of the applicable policy(ies).
In the event Tenant fails, at any time during the Term, to keep said insurance in full force and effect, which failure is not cured within one (1) business day following written notice to Tenant, Landlord may pay the necessary premiums therefor and the repayment thereof, plus an administrative surcharge of five percent (5%), shall be deemed to be a part of the Rent due hereunder, payable as such on the next date upon which Base Monthly Rental becomes due.
I.    Landlord’s Insurance. Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord reasonably determines from time to time, in accordance with sound and reasonable risk management principles and as part of Landlord’s general risk policy, but in any event reasonably consistent with the levels and types of coverage from time to time being maintained by institutional owners of comparable office use buildings in the same geographic area as the Building. The cost of all such insurance is included in Expenses, subject to any express limitations set forth in this Lease.
J.    Waiver of Subrogation. Tenant and Landlord hereby release each other, their authorized representatives, and the holders of any liens or encumbrances covering the Building, from any claims for damage to any person, to the Premises, the Building, and other improvements in which the Premises are located; and to the fixtures, personal property, trade fixtures, improvements, and alterations of each party in, on or about the Premises or the Building, that are caused by or result from risks insured against under any fire or extended coverage insurance policy or policies carried by or that should be carried by the other party at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party and its authorized representatives and lenders in connection with any damage covered by any policy.
13.    RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the Rules and Regulations promulgated for the Building and all reasonable modifications of and additions thereto placed into effect from time to time by Landlord. Such Rules and Regulations, as in effect on the date of this Lease, are attached hereto following the signature page of this Lease. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations. Notwithstanding the foregoing, Landlord shall promulgate and enforce its Rules and Regulations in a non-discriminatory manner. In the event of a conflict between the terms of the Lease and the Rules and Regulations, the terms of the Lease shall prevail.
14.    UTILITIES AND SERVICES
A.    General. Landlord shall furnish to the Premises, during Business Hours (as defined below), excluding Building Holidays (as defined below), and subject to applicable laws and the rules and regulations of the Building, (i) electricity suitable for general office use (provided, however, that Tenant shall not at any time have a connected electrical load for lighting purposes in excess of one watt per square foot of the Premises or a connected load for all other power requirements in excess of four (4) watts per square foot of the Premises, and further provided that Tenant will comply with all directives of Landlord related to energy conservation), (ii) janitorial service, (iii) building heating during Business Hours established by Landlord (excluding evenings, weekends and Building Holidays), and (iv) elevator service. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's heating systems if any. The cost and expense of any such services and utilities shall be included in Expenses except to the extent otherwise set forth in this Lease. As used in this Lease, the term “Business Hours” shall mean Mondays through Fridays (excluding Building Holidays) from 8:00 AM to 6:00 PM, subject to change from time to time in Landlord’s reasonable discretion. As used in this Lease, the term “Building Holidays” shall mean holidays commonly recognized by other office buildings in the area where the Building is located, as reasonably determined by Landlord.
B.    Payment. Notwithstanding any provision to the contrary contained in this Lease, at Landlord’s election (which shall be provided by written notice to Tenant), Tenant shall pay directly to the utility company pursuant to the utility company's separate meters (or to Landlord in the event Landlord provides submeters instead of the utility company's meters), the cost of all electricity, gas, water and sewer services provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers), which electricity, gas, water and sewer services shall be separately metered (as described above) or otherwise equitably allocated and directly charged by Landlord to Tenant and other tenants of the Building. If Landlord makes such election, Tenant shall pay such cost (including the cost of such meters or submeters) within thirty (30) days after demand (including reasonable backup documentation) and as Additional Rent under this Lease (and not as part of the Expenses).
C.    Additional Services. Landlord may make available extra or additional services from time to time. In the event Tenant requests that such additional services be provided, Tenant shall pay for such extra or additional services, an amount equal to Landlord's scheduled charge or rate for providing such additional services, such amount to be considered additional Rent hereunder. Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC and lighting service at times other than the then current Business Hours, Landlord shall furnish such after hours service to Tenant. As of the date of this Lease, the prevailing rate for after hours HVAC service is $75.00 per hour per suite (as such rate is subject to change from time to time in Landlord’s sole but reasonable discretion on a Building standard basis), which service is provided in one hour increments. All charges for such extra or additional services shall be due and payable at the same time as the installment of Base Monthly Rental with which they are billed, or if billed separately, shall be due and payable within thirty (30) days after such billing. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service.
D.    No Liability. Except as otherwise provided herein, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of any amounts owing hereunder by reason of Landlord's failure to furnish any of the foregoing utilities and/or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord including, without limitation, any governmental energy conservation program, and any such failure shall not constitute or be construed as a constructive or other eviction of Tenant. Landlord shall use commercially reasonable and diligent efforts to remedy any failure or interruption in the furnishing of such utilities or services, and shall, if feasible, provide advance notice to Tenant in writing (which shall not be less than two (2) business days) prior to any interruption or unavailability of such utilities or services reasonably within Landlord’s control. In the event any governmental entity promulgates or revises any law applicable to the Building, or any part thereof, relating to the use or conservation of energy, water, gas, light, or electricity, or relating to the reduction of automobile or other emissions, or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord makes improvements to the Building or any part thereof in order to comply with such a law, whether the law is mandatory or voluntary, Landlord may, in its sole discretion, comply with such law or make such improvements to the Building or any part thereof related thereto. Such compliance and the making of such improvements shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay Rent or any other amounts reserved or payable hereunder, or constitute or be construed as a constructive or other eviction of Tenant. However, notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive business days solely as a result of an interruption, diminishment or termination of any essential services that Landlord is obligated to provide pursuant to the terms of this Lease (the “Service Failure”), such Service Failure is due to Landlord’s active negligence or willful misconduct and such Service Failure is otherwise reasonably within the control of Landlord to correct, then Tenant shall have the option to elect to receive, as Tenant’s sole remedy, an abatement of the Base Monthly Rental payable hereunder during the period beginning on the sixth (6th) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored (the “Service Failure Rent Abatement”). Tenant may elect to receive the Service Failure Rent Abatement by providing written notice to Landlord within three (3) business days following the foregoing six (6) consecutive business day period. Without limiting the foregoing, if any Service Failure is not caused by Landlord’s active negligence or willful misconduct but is within Landlord’s reasonable control to correct and Landlord fails to commence commercially reasonable efforts to remedy the Service Failure within nine (9) consecutive business days following Landlord’s actual knowledge of the Service Failure and then continue to make commercially reasonable efforts to prosecute such cure to completion, then Tenant shall have the option to elect to receive, as Tenant’s sole remedy, the Service Failure Rent Abatement during the period beginning on the tenth (10th) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored. Tenant may elect to receive the Service Failure Rent Abatement by providing written notice to Landlord within three (3) business days following the foregoing ten (10) consecutive business day period. In either event, if the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. If, on the Commencement Date, the Shelter in Place Order is in effect or, following the Commencement Date, a new shelter in place order directly arising from the Covid-19 pandemic (the “Second Shelter in Place Order”) is in effect, and the Shelter in Place Order or Second Shelter in Place Order, as applicable, prohibits Tenant’s employees from traveling to, using, and accessing the Premises for the Use permitted hereunder (a “Shelter in Place Event”), Landlord shall agree to a one time deferral of fifty percent (50%) of the Base Rent then due under this Lease for the Premises originally described herein (the “Deferred Base Rent”) until the earlier of (i) the date the Shelter in Place Order or Second Shelter in Place Order, as applicable, is no longer in effect or is modified so that it no longer prohibits Tenant’s employees from traveling to, using, and accessing the Premises for the User permitted hereunder, or (ii) the date that is ninety (90) days following the date the applicable Shelter in Place Event first occurs (such period shall be referred to herein as the “Deferred Base Rent Period”); provided, however, that Tenant shall repay the Deferred Base Rent over a six (6) month period (or such shorter period in the event the Term shall terminate prior to the end of such six (6) month period) equal monthly installments commencing on the first (1st) full calendar month following the Deferred Base Rent Period. If the Shelter in Place Order is not in effect on the Commencement Date, or, if applicable, when the Second Shelter in Place Order is no longer in effect, or once Tenant receives the benefits of the Deferred Base Rent set forth in this Section, Tenant’s rights to receive any Deferred Base Rent in connection with the Covid-19 pandemic shall be null and void.
E.    Excess Usage. Landlord makes no representation regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for any equipment of Tenant, and Landlord shall have no liability for damage suffered by Tenant or others in connection therewith, provided that Landlord shall maintain the Building in good order and condition, consistent with its current condition. Whenever, as the result of (i) heat-generating machines or equipment; (ii) the lights; (iii) the occupancy of the Premises by more than one (1) person per 125 square feet of net rentable area therein; (iv) an electrical load for lighting or power in excess of the limits per square foot of the Premises specified herein; or (v) any rearrangement of partitioning or other improvements, the Building heating, air conditioning and ventilation system supplied by Landlord is affected due to Tenant’s use and occupancy, Landlord shall have the right (but not the obligation) to install or cause the installation of supplementary heating, air conditioning and ventilation units or other equipment in the Premises. Within thirty (30) days of written demand (including reasonable backup documentation), Tenant shall pay for all such supplementary services and utilities, and shall pay the costs of installation, maintenance and operation of such supplementary equipment.
F.    Restrictions. Tenant will not use electric space heaters in the Premises or operate its business in such a way or use any apparatus or device as will increase the amount of electricity or water usually furnished or supplied by Landlord for the purpose of using the Premises for general office use during regular business hours, or connect with electric current, except through existing electrical outlets in the Premises, or connect with water pipes, any apparatus or device for the purpose of using electric current or water. If Tenant shall require water or electric current in excess of that customarily furnished or supplied to other tenants of the Building for use of their premises for general office purposes during regular business hours, Tenant shall first procure the consent of Landlord, which Landlord will not unreasonably refuse, condition or delay, to the use thereof, and Landlord may cause an electric-current or water meter to be installed in the Premises so as to measure the amount of excess electric current or water so consumed by Tenant. The costs of any such meter and of the installation and maintenance thereof shall be borne by Tenant. Tenant agrees to pay to Landlord after thirty (30) days’ of notice the costs of all such excess water and electric current consumed, as shown by said meters, at the highest marginal rates charged Landlord for such services by the local public utility furnishing the same, plus any additional actual third-party expense incurred by Landlord in providing such excess current and/or keeping account of the excess electric current or water so consumed.
G.    After-Hours. Tenant acknowledges that during non-Building Hours, weekends and Building Holidays, as the same may be designated by Landlord from time to time, public access to the Building may be limited and heating, air conditioning, janitorial and other normal building services will not be provided or may be provided on a limited or “additional cost to tenant” basis, provided such costs are also assessed to other tenants in the Building in a non-discriminatory manner in accordance with Landlord’s standard practices in respect of the Building.
15.    PERSONAL PROPERTY AND GROSS RECEIPTS TAXES
Tenant shall be responsible for and shall pay before delinquency all taxes and other governmental charges and impositions levied against Tenant, Tenant's improvements, fixtures, trade fixtures, alterations, furniture, fixtures, equipment, or other personal property, Tenant's leasehold interest, the Rent or other charges payable by Tenant, any business carried on at the Premises, or in connection with the use or occupancy thereof, including, without limitation, any gross receipts taxes, payroll taxes, rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent, any general or special assessments, levies, fees or charges, transit or transportation charges, housing subsidies and/or housing fund assessments, possessory interest taxes, business or license taxes or fees, job training subsidies and/or assessments, or open space charges and taxes and assessments due to any type of ballot measure, including an initiative adopted by the voters or local agency, or a state proposition approved by the voters, irrespective of whether any of the foregoing is assessed or designated as a real or personal property tax or on the rent payable under this Lease, and irrespective of whether any of the foregoing is assessed to or against Landlord or Tenant. Should any of the foregoing be payable by Landlord or be applied in any manner to the real property taxes levied on the Building or appurtenances thereto, Landlord shall immediately notify Tenant and Tenant, upon written demand, and receipt of a statement from Landlord together with a copy of such underlying bill, will pay such personal property taxes and gross receipts taxes to Landlord within thirty (30) days (but in no event less than three (3) business days prior to when the bill must be paid) who in turn will pay the same to the property tax collector.
16.    MAINTENANCE
A.    Tenant’s Repairs. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Notwithstanding anything contained herein to the contrary, Tenant shall have ten (10) months from the completion of the Landlord Work and Tenant Improvements in which to discover and notify Landlord of any latent defects in the Landlord Work and Tenant Improvements. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant. Tenant, at its sole cost and expense, shall keep the Premises and every part thereof in good and sanitary condition and repair, damage thereto by fire, earthquake, act of God or the elements excepted unless caused by Tenant's negligence or willful act. Tenant agrees to carry out promptly all maintenance that at any time may become necessary to put and keep the Premises in as good and sanitary a condition as when received by Tenant from Landlord, reasonable wear and tear excepted, and, the preceding sentence notwithstanding, to replace immediately all glass now or hereafter installed in the Premises, however broken. Maintenance or repair required because of burglary or vandalism shall be the sole responsibility of Tenant. Tenant hereby waives all rights under, and the benefits of, Subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, and under any similar law, permitting Tenant to make repairs at the expense of Landlord or to terminate a lease by reason of the condition of, or damage to, the leased premises.
B.    Landlord’s Repairs. Landlord shall maintain in operating order and keep in good repair and condition and consistent with the current condition of the Building, the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), and curtain wall, and all common and public areas servicing the Building, including the parking facility, and the base Building mechanical, electrical, life safety, plumbing and sprinkler systems and HVAC systems which were not constructed by or on behalf of Tenant or any other tenant or occupant of the Building. The costs and expenses of the foregoing may be included in Expenses, subject to any limitations in Paragraph 4.
17.    RESTORATION OF PREMISES
Tenant agrees that upon the expiration of the Term, the earlier termination of the Lease for whatever reason, or Tenant's abandonment of the Premises, whichever occurs first, Tenant shall surrender or leave the Premises in good condition and repair, free of all personal property and trade fixtures, and generally in the same condition as when received (and as improved), reasonable wear and tear excepted, and damage by fire, earthquake, acts of God, or the elements excepted, unless caused by Tenant's negligent or willful act or omission, and if Tenant has made any alteration or improvement of the Premises, Tenant will in all cases effect the restoration of the Premises unless Landlord has expressly set forth in writing that a particular alteration or improvement shall not be removed pursuant to Paragraph 7. As used throughout this Paragraph 17, "restoration" means the reconstruction, rebuilding, rehabilitation, and repairs necessary to return altered, improved, or damaged portions of the Premises and other damaged property in, on or about the Premises to substantially the same physical condition in which they were immediately before the alteration, improvement, or damage.
18.    ENTRY BY LANDLORD
Landlord reserves the right and Tenant shall permit Landlord, and its authorized representatives, partners, investors, lenders and any other Landlord invitees, to enter the Premises at all reasonable times and having given at least twenty-four (24) hours’ prior notice (which notice shall be in writing, which may include email; provided, however, if, following Landlord’s transmission of the notice to Tenant via email, Tenant fails to receive Landlord’s notice, the validity of the notice shall not be affected by such failure) for purposes of (i) inspecting, performing maintenance or making alterations of the Premises or any other portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences, and props as Landlord may reasonably require; (ii) posting notices of non-responsibility or non-liability for alterations or repairs; or (iii) showing or submitting the Premises to prospective purchasers or tenants (provided that Landlord agrees that except in the event (A) Tenant is in default under this Lease beyond any applicable notice and cure periods, (B) Landlord and Tenant have agreed to an early termination of this Lease and the early termination date of this Lease is nine (9) months from the date of such showing, or (C) Landlord and Tenant otherwise mutually agree to the contrary, Landlord shall not show the Premises to prospective tenants except during the last nine (9) months of the then current Term of this Lease), all of which actions Landlord may take without any abatement of Rent. The rights of Landlord, its agents, contractors and representatives under this Paragraph 18 shall be subject to the following: (a) promptly finishing any work for which it entered, and promptly repairing any damage caused to the Premises by Landlord or anyone accessing the Premises under this Section; (b) (unless impracticable in case of an emergency) complying with all of Tenant’s reasonable security and safety regulations; (c) (unless impracticable in case of an emergency) if Tenant so elects, Landlord shall be accompanied by a representative of Tenant during any such entry; and (d) (unless impracticable in case of an emergency) Landlord shall not unreasonably interfere with or adversely affect Tenant’s use of, or access to, the Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry stemming from Landlord’s actions as they relate to this Paragraph 18 solely. Landlord shall use reasonable efforts in order that the entrance to the Premises shall not be blocked by the making of such alterations or the performing of such maintenance and that the business of Tenant shall not thereby be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults and safes and Secured Areas (as hereinafter defined), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises including entry to any Secured Area. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Landlord has the right to make alterations to the

Building or demolish or erect other buildings on the real property adjacent thereto. Except as otherwise set forth herein, Tenant will not in such event be entitled to any direct or consequential damages for any damage or inconvenience occasioned thereby, provided Landlord will use its reasonable efforts to accomplish such work in such a manner as to minimize any inconvenience to Tenant and otherwise comply with its obligations under this Section 18. Notwithstanding the foregoing, except (a) to the extent requested by Tenant, (b) in connection with scheduled maintenance programs, and/or (c) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written (including by electronic mail) or oral notice, provided if oral notice is given Landlord will endeavor to provide an acknowledgement by email) before Landlord enters the Premises to perform any repairs therein. Notwithstanding anything herein to the contrary, Tenant may designate in writing certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing confidential information or valuable property. The Secured Areas shall include Tenant’s telecom/server room.
19.    ESTOPPEL CERTIFICATES
At any time and from time to time upon not more than ten (10) business days after a request is received from Landlord, Tenant shall execute, acknowledge and deliver to Landlord, or to such party as Landlord may designate, a written statement certifying the Commencement Date and Expiration Date of this Lease, that this Lease is unmodified and in full force and effect (or, if there have been any modifications of this Lease, that the Lease is in full force and effect as modified and stating the date and nature of the modification or modifications), that Landlord is not in default under this Lease (or, if there is any claimed default, stating the nature and extent thereof), that Tenant is not in default under this Lease (or, if Tenant is in default, specifying the nature and extent thereof), the current amounts of and the dates up to which Rent has been paid, the period for which Rent and other charges have been paid in advance, and any additional matters or information that may reasonably be requested by Landlord. It is expressly understood and agreed that any such statement delivered pursuant to this Paragraph 19 may be relied upon by any prospective purchaser of the Building or any lender, prospective lender, or any assignee or prospective assignee of any lender, and by any third person designated by Landlord. If Tenant fails to execute and deliver such statement within such ten (10) business day period, Landlord may provide to Tenant a second written request with respect to such statement. If Tenant fails to deliver such certificate within five (5) business days after Landlord's second written request therefor, Tenant shall be in default of the Lease without further notice or any opportunity to cure such default, entitling Landlord to any and all damages to which Landlord is entitled in Paragraph 25 of this Lease. Tenant acknowledges and agrees that Tenant’s indemnity obligations set forth in Paragraph 11 above shall apply to any and all claims arising from or related to any such default by Tenant.
20.    ABANDONMENT OF PREMISES
Tenant shall not or abandon the Premises at any time during the Term. If Tenant abandons the Premises, or is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left in or on the Premises shall be deemed to be abandoned and, at the option of Landlord, such property may be removed and stored in any public warehouse or elsewhere at the cost of and for the account of Tenant. As used in this Lease, the term “abandon” or derivatives thereof shall have the meaning given to such term in Section 1951.3 of the Civil Code of the State of California.
21.    REMOVAL OF TRADE FIXTURES OF TENANT AT END OF TERM
If Tenant shall fully and faithfully perform all of Tenant's obligations under this Lease, then Tenant may remove, and upon the request of Landlord shall remove, at Tenant's sole cost and expense, all trade fixtures and movable furniture installed in, on or about the Premises by Tenant and Tenant shall repair, or at Landlord’s election reimburse Landlord for the cost of repairing, all damage resulting from the removal thereof.
22.    SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, accepted by Landlord and memorialized in a written instrument, or the mutual cancellation hereof, shall not work a merger and, at the option of Landlord, shall either terminate any or all existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.
23.    HOLDING OVER
Any holding over after the expiration of the Term or earlier termination of this Lease by Landlord, with or without the written consent of Landlord, shall be construed at Landlord’s election to be either a tenancy at sufferance or a tenancy from month to month, at a rent equal to one hundred fifty percent (150%) of the Rent payable under this Lease during the last full Rent-paying month before the date of such expiration or termination. In addition, Tenant shall indemnify Landlord and hold it harmless from and against all damages, costs, claims, causes of action, liabilities, and expenses (including, without limitation, attorneys' fees and expenses and claims for damages by any other person to whom Landlord may have leased all or any part of the Premises effective upon such expiration) sustained by Landlord by reason of such holding over.
24.    LANDLORD DEFAULT; MORTGAGEE PROTECTIONS
A.    No Default. No default or breach of any of the terms, covenants or conditions of this Lease shall exist on the part of Landlord until (i) Tenant shall serve upon Landlord a notice specifying with particularity wherein said default or breach is alleged to exist, and (ii) Landlord shall fail to perform or observe said term, covenant or condition, as the case may be, within thirty (30) days after receiving said notice.
B.    Force Majeure. If Landlord or Tenant shall be delayed or prevented from the performance of any act required by this Lease (other than, (i) with respect to Tenant, the payment of Base Monthly Rental, Additional Rent, any obligation in connection with the Letter of Credit, or any other charge payable by Tenant to Landlord under this Lease, and (ii) with respect to Landlord, the application of the Allowance (defined in Exhibit B) to the Tenant Improvements) by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive laws, government orders, global pandemic conditions consistent with COVID-19, or any other cause beyond such party’s reasonable control (except as otherwise expressly provided in the Work Letter, as to Tenant), the performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.
C.    Mortgagee Protections. Tenant agrees to give any holder of any lien or other such encumbrance covering any part of the project of which the Building is a part (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its lien or other such encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.
25.    DEFAULT; LANDLORD'S REMEDIES UPON DEFAULT
A.    Default. The occurrence of any of the following shall constitute a breach or default of this Lease by Tenant:
(1)    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within three (3) business days after receipt of Landlord’s written notice stating that such Rent is past due; or

(2)    Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Paragraph 25, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or
(3)    To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within sixty (60) days; or
(4)    Abandonment of all or a substantial portion of the Premises by Tenant, pursuant to Section 1951.3 of the California Civil Code; or
(5)    The failure by Tenant to timely observe or perform according to the provisions of Paragraphs 6, 19, 28, or 32 of this Lease within the respective time periods specified therein (if any), and which failure is not cured within three (3) business days after written notice to Tenant.
The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
Landlord shall have the following remedies if Tenant breaches or defaults on this Lease. These remedies are not exclusive but are in addition to any rights and remedies now or later allowed by law or in equity.
B.    Termination. Landlord shall have the right either to terminate Tenant's right of possession to the Premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right of possession to the Premises. Should Landlord elect to terminate Tenant's right of possession to the Premises and thereby terminate this Lease, then Landlord shall have the immediate right of entry to and may remove all persons and property from the Premises. Such property so removed may be stored at Landlord’s election in a public warehouse or elsewhere in accordance with applicable law at the cost and for the account of Tenant. Upon such termination Landlord, in addition to any other rights and remedies, including rights and remedies under Subparagraphs (1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code, or any amendment thereto or any successor law thereof, shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. The amount Landlord may recover under Subparagraph (4) of Subdivision (a) of Section 1951.2 of the California Civil Code shall include, without limitation, the cost of recovering possession of the Premises, expenses of reletting (including advertising), brokerage commissions and fees, costs of placing the Premises in good order, condition and repair, including necessary maintenance, alteration and restoration of the Premises, reasonable attorneys' fees, court costs, and costs incurred in the appointment of and performance by a receiver to protect the Premises or Landlord's interest under this Lease. The worth at the time of the award of the amount referred to in Subparagraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the

Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). The worth at the time of the award referred to in Subparagraphs (1) and (2) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the maximum rate permitted by law. Prior to such award, Landlord may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder.
C.    Continuation of Lease. Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect with Tenant retaining the right of possession to the Premises (notwithstanding the fact that Tenant may have vacated or abandoned the Premises), Landlord shall have the right to enforce all of its rights and remedies under this Lease or allowed by law or in equity including, but not limited to, the right to recover the installments of Rent as they become due under this Lease and all other rights provided by Section 1951.4 of the California Civil Code. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right of possession to the Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any existing or subsequent breach or default. For purposes of Landlord's right to continue this Lease in effect upon Tenant's breach or default, acts of maintenance or preservation or efforts by Landlord to relet the Premises or the appointment of a receiver on initiative of Landlord to protect its interest under this Lease do not constitute a termination of Tenant's right of possession.
D.    [Intentionally Omitted.]
E.    Indemnification. Nothing in this paragraph shall affect the right of Landlord hereunder to indemnification for liability arising prior to the termination of the Lease for damage to person or property.
F.    Right to Cure. If Tenant shall be in default in the performance of any term, covenant or condition to be performed by it under this Lease, beyond any applicable or reasonable cure period, then, after notice and without waiving or releasing Tenant from the performance of such term, covenant or condition, Landlord may, but shall not be obligated to, perform the same, and, in exercising any such right, may pay necessary and incidental costs and expenses in connection therewith. All sums so paid by Landlord, together with interest thereon at the maximum rate of interest allowed by law, shall be deemed Additional Rent hereunder and shall be payable to Landlord by Tenant within thirty (30) days following receipt of written notice of such with supporting statement(s).
G.    Interest. Rent not paid when due shall bear interest, in addition to any late charge provided hereunder, at the maximum rate of interest allowed by law from the date due until paid.
H.    No Waiver. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of the Rent or for performance by Tenant of the other terms, covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, for the recovery of the Premises, or to any action which Landlord may at any time commence for a breach of any of the terms, covenants or conditions of this Lease.
I.    Waiver of Redemption Right. Tenant hereby waives any and all rights conferred by Section 3275 of the Civil Code of California and by Sections 1174(c) and 1179 of the Code of Civil Procedure of California and any and all other laws and rules of law from time to time in effect during the Term (as the same may be extended) providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant’s breach.
J.    Waiver of Jury Trial. If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial. Landlord and Tenant hereby agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower

Landlord to file this paragraph and/or lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.
26.    ATTORNEYS' AND ADMINISTRATIVE FEES ON DEFAULT
If either Landlord or Tenant shall obtain legal counsel or bring an action against the other by reason of the breach or default of any term, covenant or condition hereof or otherwise arising out of this Lease, the unsuccessful party shall pay to the prevailing party its attorneys' fees, which shall be payable whether or not such action is prosecuted to judgment. The term "prevailing party" shall include, without limitation, a party who obtains substantially the relief sought whether by compromise, settlement or judgment. In addition, if Landlord becomes involved in any dispute or litigation, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant, Tenant agrees to pay Landlord’s reasonable attorneys’ fees and other costs incurred by Landlord in connection therewith.
27.    INSOLVENCY
A.    Either:
(1)    the appointment of a receiver to take possession of all or substantially all of the assets of Tenant; or
(2)    a general assignment by Tenant for the benefit of creditors; or
(3)    any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act; or
(4)    the admission by Tenant in writing of its inability to pay its debts as they become due; or
(5)    the levying of execution upon any interest of Tenant in or under this Lease or upon the property of Tenant within the Premises, unless the same shall be bonded against or discharged within twenty (20) days following the levy or within five (5) days prior to the proposed sale thereunder, whichever is earlier; or
(6)    the attachment or garnishment of any interest of Tenant in, to, or under this Lease or upon the property of Tenant in the Premises, unless the same is discharged within twenty (20) days after the levy thereof, shall constitute a breach of this Lease by Tenant and a default hereunder. On the happening of such an event, this Lease shall terminate five (5) days after receipt by Tenant of notice of termination; provided, however, that notwithstanding such termination Landlord may enforce its remedies under Paragraph 25 and provided further that neither such termination nor such exercise of remedies shall terminate the right of Landlord or any lender to enforce any and all indemnities given by Tenant under the terms of this Lease. In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings, nor shall any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency, or reorganization proceedings, except at the election of Landlord so to treat the same. In the event this Lease is assumed and assigned by Tenant's trustee in bankruptcy, Landlord shall require that such assignee deposit with Landlord security in an amount equal to Landlord's then standard security deposit requirements for similar tenants of the Building.
28.    ASSIGNMENT OR SUBLETTING
A.    General. Tenant shall not, directly or indirectly, voluntarily or involuntarily, assign, pledge, encumber, or otherwise transfer this Lease or any interest therein, and shall not sublet the Premises or any part thereof or any right or privilege appurtenant thereto, or permit any other person (the authorized employees of Tenant and guests excepted) to occupy or use the Premises or any portion thereof

(collectively “Transfer”) except for “Permitted Transfers” defined below, without first receiving the written consent of Landlord, which, except as hereinafter provided, may be withheld in Landlord’s sole and absolute discretion. If Tenant is a corporation (other than a corporation the stock of which is publicly traded) a Transfer shall include any direct or indirect change in the legal or beneficial ownership or control of the shares of stock, either in one (1) transaction or a series of transactions, which constitute control of Tenant. Notwithstanding the foregoing, any bona fide sale or transfer of the capital stock of Tenant in an aggregate amount not to exceed seventy-five percent (75%) of the direct or indirect ownership of all of the voting stock of Tenant if Tenant is a corporation over no more than three separate and unrelated financing transactions shall be deemed a Permitted Transfer for purposes of this Lease only if all of the following conditions precedent are satisfied to Landlord’s satisfaction (i) such sale or transfer occurs solely in connection with any bona fide financing, capitalization or recapitalization for the benefit of Tenant, and (ii) Tenant provides to Landlord ten (10) days’ prior written notice of such sale or transfer, and (iii) following such transfer, Tenant’s tangible net worth remains at least equal to Tenant’s tangible Net Worth (as defined below) as of the date of this Lease as reasonably determined by Landlord. If Tenant is a partnership, whether general or limited, or a limited liability company, a Transfer shall include any direct or indirect change in the legal or beneficial ownership or control of the partnership interests or, as the case may be, any change in the membership or control of said limited liability company, either in one (1) transaction or a series of transactions, which constitute control of Tenant. The term "control" as used herein means either 50% or more of the ownership interest in Tenant or the power, directly or indirectly, to direct or cause the direction of the management or policies of Tenant. Any Transfer, including but not limited to a transfer by operation of law, without Landlord's prior written consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. A consent to one Transfer shall not be deemed to be a consent to any other or further Transfer.
B.    Consent. Landlord agrees to not unreasonably withhold, condition or delay its consent (i) to an assignment of this Lease to an approved assignee or (ii) to a sublease of all or a portion of the Premises to an approved subtenant, provided that Tenant is not then in default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a default. However, in lieu of granting such consent in connection with an assignment or a proposed sublease which results in more than fifty percent (50%) of the Premises being sublet for substantially all of the remaining Term, Landlord may terminate this Lease with respect to the transfer space (provided that Tenant shall pay all costs in connection with the physical subdivision of any portion of the Premises) or exercise its other rights, all as hereinafter provided. Landlord shall grant or deny Tenant’s request for consent to a Transfer (“Transfer Notice”) within thirty (30) days following delivery of the Transfer Notice.
C.    Landlord’s Review. Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in a manner which, is in keeping with the then character and nature of all other tenancies in the Building, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will comply with the permitted use under this Lease, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any reasonable rules and regulations then in effect, or under applicable laws, and whether such use imposes a greater load upon the Premises and the Building services than imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the proposed assignee or subtenant, and the long-term financial and competitive business prospects ability of the proposed assignee or subtenant to properly and successfully operate its business in the Premises (or subleased premises, as applicable) and meet the financial and other obligations of this Lease (if Tenant is proposing an assignment) or the proposed sublease (if Tenant is proposing a sublease), and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof which would materially reduce the value of the existing leasehold improvements in the Premises or are otherwise structural in nature, or (ii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, or (iii) the proposed subtenant or assignee is either a governmental or quasi-governmental agency or instrumentality thereof, or (iv) Landlord or Landlord’s agent has shown space in the Building to the proposed assignee or subtenant or its agent or has responded to any inquiries from the proposed assignee or subtenant or its agent concerning availability of space in the Building, at any time within the preceding nine (9) months, or (v) the proposed subtenant or assignee is a tenant in the Building (provided that Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment). In no event may Tenant advertise the Premises for sublease at a Rent that is less than seventy-five percent (75%) of Rent Landlord is then charging for comparable space in the Building.
D.    Requirements; Landlord’s Options. In the event Tenant contemplates an assignment or sublease, Tenant shall give Landlord thirty (30) days' prior written notice thereof (the “Transfer Notice”), and together with said Transfer Notice shall (i) identify the assignee or subtenant, (ii) deliver to Landlord a completed sublease application on a form to be supplied by Landlord (iii) deliver to Landlord a complete copy of the proposed lease assignment and assumption agreement or the proposed sublease, (iv) deliver to Landlord the last two (2) full years’ current financial statements and the most recent last two (2) years’ federal tax returns of the proposed assignee or subtenant (with the understanding that Landlord may be requested to execute a nondisclosure agreement), and (v) deliver to Landlord the sum of $1,500 to be applied to the processing fee described below (collectively, the “Transfer Documentation”). Upon Landlord’s receipt of the Transfer Notice and Transfer Documentation, Landlord by written notice to Tenant given within thirty (30) days thereafter, shall elect one of the following: (a) for reasonable cause, refuse to consent to the proposed sublease or assignment, or (b) in the case of a proposed assignment, elect to terminate this Lease, or (c) in the case of a proposed sublease which results in more than fifty percent (50%) of the Premises being sublet for substantially all of the remaining Term, terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be subleased, or (d) approve Tenant's proposal; subject in all cases to Landlord's subsequent written approval (not to be unreasonably withheld) of the final agreement between Tenant and the proposed assignee or subtenant, and which agreement shall require, among other things, that the sublease or assignee maintain insurance for the benefit of Landlord in accordance with the requirements of this Lease. The terms of this Paragraph 28 shall not apply to a Permitted Transfer. If Landlord fails to respond to the Transfer Notice within thirty (30) days following Landlord’s receipt of the Transfer Notice and required Transfer Documentation, Tenant shall have the right to provide Landlord with a second written notice (“Second Transfer Notice”), which Second Transfer Notice shall also include the Transfer Documentation. Tenant’s Second Transfer Notice must specifically and conspicuously state that Landlord’s failure to respond within a period of ten (10) consecutive days following Landlord’s receipt of such Second Transfer Notice shall be deemed to be an approval by Landlord. If Landlord’s failure to respond continues for ten (10) consecutive days after its receipt of Tenant’s Second Transfer Notice and Transfer Documentation, and the proposed sublease results in fifteen percent (15%) or less of the Premises in total being subject to a sublease, the Transfer for which Tenant has requested consent shall be deemed to have been approved by Landlord.
If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, Base Monthly Rent and Tenant's Share shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect; provided that Tenant shall pay all costs in connection with the physical subdivision of any portion of the Premises.
E.    Recapture. Upon Landlord’s election to terminate this Lease as to all or a portion of the Premises as set forth above, this Lease (in its entirety or as it pertains to said portion, as the case may be) shall terminate as of the date the proposed sublease was to commence or the proposed assignment was to take place. Tenant shall thereupon vacate and surrender to Landlord all or such portion of the Premises and the provisions of this Lease applicable to termination upon expiration of the Term shall apply to all or to such portion of the Premises. Such termination shall not relieve Tenant from liability for any breach or default with respect to all or such portion of the Premises occurring prior to termination. In addition, in the event Landlord elects to terminate this Lease, then Landlord shall have the right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.
F.    Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease (each, an “Affiliate”), (ii) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (iii) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (iv) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Term, shall not be deemed a Transfer requiring Landlord's consent under this Paragraph 28 (any transfer described in items (i) through (iv) of this Paragraph 28.F herein referred to as a “Permitted Transfer”, any such assignee or sublessee described in items (i) through (iv) of this Paragraph 28.F herein referred to as a "Permitted Transferee"), provided that (A) Tenant notifies Landlord at least fourteen (14) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation, IPO, or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation, IPO, or reorganization), (B) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (D) excepting Affiliates, such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the greater of (1) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (E) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (F) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Paragraph 28.F, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.
G.    No Release. In all events, if this Lease is assigned or all or any portion of the Premises is subleased, Tenant shall continue to be primarily liable under this Lease and in the event or an assignment, the assignee shall execute an agreement by which it assumes and agrees to be jointly and severally liable for the complete performance by Tenant of all of its obligations hereunder.
H.    Default. In the event all or a portion of the Premises is subleased, if the Lease is thereafter terminated as a result of the default of Tenant or for any other reason, then (notwithstanding anything to the contrary contained in the sublease) (i) the sublease and term thereof shall expire and come to an end as of the effective date of such termination, and the subtenant shall vacate the subleased premises no later than such date, and if the subtenant does not so vacate, Landlord shall be entitled to all of the rights and remedies available to a landlord against a tenant holding over after the expiration of a term, or (ii) Landlord, at its sole option and without being obligated to do so, may require the subtenant to attorn to Landlord in which event (A) Landlord shall undertake the obligations of Tenant under the sublease accruing from the time of the exercise of said option, but Landlord shall not be liable for any prepaid rents nor any security deposit paid by the subtenant, nor shall Landlord be liable for any other defaults of Tenant under the sublease, and (B) the subtenant shall fulfill all of its obligations under the sublease, as a direct obligation to Landlord.

I.    Additional Terms. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent, and if a sublease, shall contain a provision directing the subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such subtenant. Accordingly, Tenant irrevocably assigns to Landlord, as security for the performance of Tenant's obligations under this Lease, all rent from any sublease of all or any part of the Premises. A receiver for Tenant, appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.
J.    No Further Transfers Without Consent. Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this paragraph, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.
K.    Net Profits. Any net profits earned by Tenant from subleasing or from an assignment of this Lease shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Net profits shall be determined by subtracting from the rent and other consideration paid by the subtenant or assignee, the rent and other sums due to Landlord under this Lease for the applicable space and applicable period; provided however that Tenant shall be entitled to reimbursement, out of such net profits, for any reasonable amount expended by Tenant in connection with the transfer, including broker’s commissions, attorneys’ fees, and tenant improvement costs or allowances, which amount shall be amortized over the remaining term of the Lease. This paragraph shall not be applicable to Permitted Transfers.
L.    Landlord’s Costs. Tenant shall pay to Landlord the amount of Landlord's cost of processing every proposed assignment or sublease (including, without limitation, the cost of reasonable attorneys' and other professional fees and the administrative, accounting, and clerical time of Landlord), and the amount of all direct and indirect expenses incurred by Landlord arising from any assignee's or subtenant's taking occupancy (including, without limitation, the expenses of freight elevator operation for the moving of furnishings, trade fixtures and other personal property, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to process any request for its consent to assignment or sublease prior to Landlord's receipt of payment by Tenant of the amount of Landlord's estimate of the processing costs and expenses and all other direct and indirect costs and expenses of Landlord and its authorized representatives arising from such matter, and in no event shall the processing fee charged hereunder be less than $2,000. This paragraph shall not be applicable to Permitted Transfers.
M.    Remedies. Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Lease on Tenant’s ability to Transfer this Lease or any interest herein, including limitations on assignments and subleasing, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof. In the event of any dispute shall arise as to Landlord’s consent or failure to consent to a proposed Transfer, Tenant’s remedy shall be an action for injunctive relief, and in no event shall Tenant have the right to terminate this Lease nor shall Landlord be liable for damages suffered by Tenant in the event it is determined that Landlord acted unreasonably in withholding its consent. Accordingly, Tenant specifically waives any claim for damages or right to terminate the Lease pursuant to California Civil Code Section 1995.310 or otherwise.
N.    Alternative Dispute Resolution. Notwithstanding anything to the contrary contained herein, if Landlord fails to give consent to a proposed Transfer, then any resulting dispute as to whether such failure by Landlord to give consent to such proposed Transfer was unreasonable may, at Tenant’s option, be resolved as provided in this Paragraph. The Alternative Dispute Resolution provisions contained herein shall not be available for any other dispute under this Lease. As an initial matter, the parties agree to negotiate in good faith between them informally to resolve whether Landlord unreasonably withheld consent. In the event they are unable to resolve whether Landlord unreasonably withheld consent through informal negotiations within ten (10) calendar days, then the parties shall submit their dispute to arbitration before a sole arbitrator. The parties will select the sole arbitrator from JAMS/Endispute’s then current roster of San Francisco County, California Panelists. If the JAMS/Endispute panel exists, arbitration shall be conducted before a sole, retired judge from the American Arbitration Association (“AA”) panel of retired judges, selected as described above. In the event neither the JAMS/Endispute panel nor the AAA panel of retired judges exists, the parties shall resolve their dispute through litigation, rather than arbitration. With the exception of California Code of Civil Procedure §§ 1281.6 and 1283.05, the arbitration shall be conducted pursuant to the current version of Sections1280-1294.2 of the California Code of Civil Procedure. Unless the parties otherwise agree, no discovery shall be permitted, except that the parties shall exchange documents relevant to the matters at issue in the arbitration. The arbitration shall be conducted at a mutually convenient location San Francisco, California. Judgment may be entered on the arbitration award in the San Francisco County Superior Court, or any other court of competent jurisdiction. The parties acknowledge that in agreeing to arbitration, they are waiving certain important rights, including but not limited to, the right to a trial by jury, the right to appeal, and the right to have their claims adjudicated under the rules of evidence embodied in the California Evidence Code.
29.    TRANSFER BY LANDLORD
In the event Landlord shall sell or transfer the Building, or shall assign its interest as Landlord in and to this Lease, then, from the effective date of such sale, assignment or transfer, Landlord shall be released from all further liability to Tenant, express or implied, under this Lease, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof except as otherwise provided in any applicable non-disturbance agreement) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and Tenant agrees to look solely to the successor in interest of Landlord in and to the Building or this Lease, except as to any matters of liability that have accrued and remain unsatisfied as of the date of such sale, assignment or transfer. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding upon Landlord and its successors and assigns only during their respective periods of ownership of the fee or leasehold estate, as the case may be. If any security is given by Tenant to secure the faithful performance of all or any part of the terms, covenants and conditions of this Lease on the part of Tenant, Landlord may transfer and deliver the security to the successor in interest of Landlord, and thereupon Landlord shall be discharged from any further liability in reference thereto. Landlord may enter into any transaction described in this Paragraph 29 without the consent of Tenant.
30.    DAMAGE
A.    General. Except as hereinafter set forth, in the event the Premises or the Building is damaged from any cause, Landlord shall forthwith repair such damage and this Lease shall remain in full force and effect. Provided such damage was not caused by Tenant's, or by its agent’s, employee’s, contractor’s, invitee’s or licensee’s, negligent or willful act, Tenant shall be entitled to a proportionate reduction of Rent commencing from the date of damage and Tenant’s ceasing to use the Premises and continuing while such repairs are being made and that is in the same proportion to the Rent as the rentable area of the portion of the Premises so damaged and is unusable bears to the total rentable area of the Premises.
B.    Landlord’s Option. In the event the cost of repairing such damage is not fully covered by Landlord's insurance (or would not be fully covered by such insurance if Landlord’s insurance met the requirements of this Lease), or in the event the cost of repairs exceeds the insurance proceeds paid to Landlord or payable to Landlord so long as Landlord has maintained the insurance coverage expressly required by this Lease), Landlord may elect, at its option, not to make such repairs, in which event this Lease may be terminated at Landlord’s option upon the giving of notice to Tenant. If Landlord has the right to terminate this Lease pursuant to this Paragraph 30, Landlord agrees to exercise such right in a nondiscriminatory fashion among leases affecting the Building. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: length of term remaining on this Lease, time needed to repair and restore, costs of repair and restoration not covered by insurance proceeds, Landlord's plans to repair and restore common areas serving the Premises, Landlord's plans for repair and restoration of the Building, and other relevant factors of Landlord's decision as long as they are applied to Tenant in the same manner as other tenants.
C.    Termination. In the event Landlord determines that the Premises shall be rendered untenantable for more than two hundred seventy (270) days as a result of any such damage, Landlord or Tenant may elect to terminate this Lease provided written notice thereof is given to the other party hereto within thirty (30) days following the date Landlord notifies Tenant that such damage may not be repaired within said two hundred seventy (270) day period (provided that Tenant’s right to terminate shall be null and void and of no force or effect if Tenant or any of its agents, employees, contractors or vendors caused the casualty event by their negligence or willful misconduct).
D.    Waivers. Landlord shall under no circumstances be required to repair any damage to the property of Tenant, or to any improvements installed in, on or about the Premises by Tenant. Tenant hereby specifically waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.
E.    Last Year of Term. In the event the Building is damaged to the extent of more than twenty percent (20%) of the then replacement cost thereof (whether the Premises are damaged or not), or the casualty event occurs during the final twelve (12) months of the Term, Landlord may elect to terminate this Lease. A total destruction of the Building shall terminate this Lease without liability to Landlord or Tenant. In addition, Tenant shall have the right to terminate this Lease if all of the foregoing occur: (i) a material portion of the Premises is rendered untenantable by fire or other casualty and Landlord’s completion estimate provides that such damage cannot reasonably be repaired (as reasonably determined by Landlord) within sixty (60) days following the date such damage occurred; (ii) there is less than twelve (12) months of the Term remaining on the date of such casualty; (iii) the casualty was not caused by the gross negligence or willful misconduct of Tenant or any of its employees or vendors; and (iv) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of Landlord’s completion estimate.
31.    CONDEMNATION
A.    Definition. As used throughout this Lease, the word "condemn" is coextensive with the phrase "right of eminent domain", i.e., the right of people or government to take property for government or public use, and shall include the intention to condemn expressed in writing as well as the filing of any action or proceeding for condemnation.
B.    Landlord’s Option. In the event any action or proceeding is commenced for the condemnation of the Premises or any part thereof, or of the Building or any part thereof, or if Landlord is advised in writing by any agency, entity or body having the right or power of condemnation of its intention to condemn the same, then and in any of said events, Landlord may:

(1)    Without any obligation or liability to Tenant, and without affecting the validity and existence of this Lease other than as hereinafter provided, agree to sell or convey to the condemnor the part or portion of the Premises or Building sought by the condemnor free from this Lease and the rights of Tenant hereunder. Such agreement may be made without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof, and Landlord is expressly empowered to stipulate to judgment therein.
(2)    Terminate this Lease and all rights of Tenant hereunder if a portion of the Premises is condemned.
(3)    Continue this Lease in full force and effect, provided that such condemnation does not result in a taking of the Premises. In the event this Lease is continued in full force and effect and by reason of the condemnation an alteration of the Building is required, and such alteration materially interferes with Tenant's business in the Premises, then Tenant shall be entitled to a reasonable abatement in Rent during the period of such modification or alteration to the extent such work interferes with Tenant's business.
C.    Permanent Taking. In the event a portion of the Premises is permanently condemned and taken, and such condemnation and taking materially affects Tenant's business in the Premises, then Tenant shall have the option of either terminating all of its obligations under this Lease or continuing this Lease in full force and effect with respect to such portion of the Premises not taken. In such latter event, Rent for the remainder of the Term shall be reduced in the proportion which the rentable square footage of the Premises taken bears to the total rentable square footage of the original Premises.
D.    Partial Taking. If, as a result of any such condemnation proceedings, a leasehold interest or right of possession only is so condemned or taken for a period of time less than the then unexpired Term of this Lease, this Lease shall continue in full force and effect and any condemnation award shall be payable to Landlord and shall be credited by Landlord against the Rent payable by Tenant for said period. If the amount received by Landlord is in excess of said Rent, Tenant shall be entitled to receive such excess, and, if the amount so received by Landlord is less than said Rent, then Tenant shall pay the amount of such deficiency to Landlord. If such condemnation is for a period of time extending beyond the expiration of the Term of this Lease, the foregoing provisions shall apply only up to the date of expiration of the Term. Upon said expiration, Landlord shall receive all awards thereafter payable, and no accounting shall be made to Tenant for such period extending beyond said expiration.
E.    Compensation. All compensation and damages awarded for the taking of the Premises, Building, or any portion or portions thereof, shall, except as otherwise herein provided, belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold interest hereunder or for the value of any unexpired Term of this Lease; provided, however, Tenant shall be entitled to any separate award that may be made for the taking of or damage to, or on account of any cost or damage Tenant may sustain in the removal of, Tenant's merchandise, fixtures, trade fixtures, equipment and furnishings.
F.    Termination. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this paragraph, all Rent and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor, and the parties shall thereupon be released from all further liability in relation thereto.
G.    Waiver. This Paragraph 31 sets forth Tenant's sole and exclusive remedies in the event of a taking or condemnation. Each of Landlord and Tenant hereby waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.
32.    SUBORDINATION TO ENCUMBRANCES

This Lease, and the leasehold estate created hereby, shall at all times be subordinate to all liens and encumbrances, and replacements thereof, in any amount whatsoever now existing or hereafter placed on or against the Building or any part thereof, or against Landlord's interest or estate therein, without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Tenant shall, however within ten (10) business days following Landlord’s request, execute and deliver a commercially appropriate document in recordable form as may be required by such parties, including a subordination, non-disturbance and attornment agreement in a commercially reasonable form in order to confirm or effect the subordination or priority of this Lease related thereto as Landlord’s lender may request. In addition, Tenant shall, upon demand, attorn to the purchaser at any foreclosure sale or pursuant to the exercise of any power of sale, in which event Tenant shall automatically be and become the Tenant of said purchaser and, at such purchaser's option, Tenant shall enter into a new lease for the balance of the Term upon the same terms, covenants and conditions as are contained in this Lease. Notwithstanding the foregoing, within a reasonable time following the mutual execution and delivery of this Lease, Tenant shall execute and deliver to Landlord a Subordination, Nondisturbance and Attornment Agreement on the form attached here to as Exhibit G (the “SNDA”), provided Tenant may negotiate commercially reasonable revisions with Landlord’s lender. Landlord shall cause the same to be fully executed and tender the same to Tenant no later than sixty (60) days from the date Tenant so tenders to Landlord the SNDA executed by Tenant. Tenant shall be liable for all reasonable and out of pocket costs and expenses arising in connection with obtaining the SNDA. In addition to the foregoing, upon written request by Tenant, Landlord will use commercially reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from any future Landlord’s mortgagee on such Landlord’s mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement from any future mortgagee for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
33.    INTENTIONALLY OMITTED
34.    MISCELLANEOUS
A.    Effect of Exercise of or Failure to Exercise Privilege by Landlord. Neither the exercise of nor failure to exercise any right, option, or privilege hereunder by Landlord shall exclude Landlord from exercising any and all other rights, options, or privileges hereunder at any other time, nor shall such exercise or nonexercise relieve Tenant from Tenant's obligation to perform each and every term, covenant and condition to be performed by Tenant hereunder, or from damages or other remedy for failure to perform or meet its obligations under this Lease.
B.    Waiver. The purported waiver by Landlord or Tenant of any performance or breach of any term, covenant or condition contained herein shall not be deemed to be a waiver of such term, covenant or condition, or of any subsequent or continuing breach of the same, or of any other term, covenant or condition contained herein, unless such waiver is specifically made in writing. Nor shall any custom or practice that may arise between the parties in the administration of the provisions of this Lease be deemed a waiver of, or in any way affect, the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than Tenant's breach in failing to pay the particular Rent so accepted regardless of Landlord's knowledge of such additional preceding breach at the time of the acceptance of such Rent.
C.    Labor Relations. Tenant agrees to conduct its labor relations and its relations with its employees in such a manner as to attempt to avoid all strikes, picketing, and boycotts of, on, or about the Premises or the Building. Tenant further agrees that if any of its employees strike in front of the Building or if a picket line is established, conducted or carried out against Tenant or its employees, or any of them in front of the Building, then Tenant, on Landlord's request, shall (if such disturbance has not ceased within two (2) business days) forthwith cease operations in and upon the Premises and remain closed until the disturbance has ended.
D.    Notices. All notices required or permitted hereunder, except for routine bills or invoices for Rent which Landlord may elect to deliver by personal delivery to the Premises or by first class U.S. mail, shall be contained in a writing personally delivered or sent by United States certified or registered mail, or by recognized overnight courier such as Fed Ex, postage prepaid, return receipt requested, and addressed: if to Tenant, at the Premises or at such other address as Tenant may from time to time designate by giving written notice thereof to Landlord under this paragraph; and if to Landlord, at the Building office or at such other address(es) as Landlord may from time to time designate by giving written notice thereof to Tenant under this paragraph. Mailed notice shall be deemed given on the date of delivery as shown on the return receipt or five (5) business days after mailing in the case delivery is not accepted. Tenant further agrees to give the beneficiary of any mortgage or deed of trust covering the Building, by registered or certified mail, a copy of any default notice served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such beneficiary and the requirement to deliver such beneficiary copies of Landlord default notices. If Landlord fails to cure such default within the time provided for in this Lease, then the beneficiary shall have an additional thirty (30) days after the expiration of such cure period within which to cure such default (provided that Tenant notifies the beneficiary concurrently with Tenant's delivery of the default notice to Landlord; otherwise, the beneficiary shall have thirty (30) days from the later of the date on which it receives notice of the default from Tenant and the expiration of Landlord's cure period). If such default cannot be cured by said beneficiary within the cure period, Tenant may not exercise any of its remedies so long as beneficiary has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).
E.    Entire Agreement; Amendments. This Lease represents the entire agreement of the parties with respect to the parties' rights and duties under this Lease, and no promises or representations, express or implied, whether written or oral, not set forth herein shall be binding upon or inure to the benefit of Landlord or Tenant. Tenant acknowledges that neither Landlord nor any authorized representative of Landlord, or any other person purporting to act on Landlord's behalf, has made any representation, warranty, or statement with respect to the amount of taxes that may or will be assessed against the Premises, the cost of any insurance required to be maintained by Tenant hereunder, or any other matter relating to this Lease that is not expressly covered in this Lease. With respect to such matters, Tenant is relying upon its own independent investigation and sources of information, and Tenant expressly waives any right Tenant might otherwise have to rescind this Lease or to claim damages by reason of Tenant's misunderstanding or mistake. This Lease shall not be amended or modified by any oral agreement, either express or implied; all amendments and modifications hereof shall be in writing and signed by both Landlord and Tenant.
F.    Parking. In no event shall Landlord have any liability to Tenant as a result of loss or damage suffered or incurred by Tenant in using the Building parking facility.
G.    Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.
H.    Building Security. Notwithstanding the fact that access to the Building may be controlled, Tenant acknowledges and agrees that Landlord does not provide security services or other protection for Tenant's property in the Building. Accordingly, in no event shall Landlord be liable for any theft of property or other damages which may be suffered as the result of any unauthorized entry into Tenant's Premises nor shall Landlord be responsible for any glass breakage within the Premises caused by theft, vandalism, or the negligence of Tenant or Tenant's employees, invitees, agents or independent contractors.

I.    Building Telecommunications Systems.
(i)    If Tenant desires telephone or other communications or computer connections or installations to, in or about the Premises, the design, installation, repair and maintenance thereof from the point where the telephone company’s or other provider’s service enters the Building shall be at Tenant’s sole cost and expense but shall nonetheless require the prior written approval of Landlord and be within the complete control and authority of Landlord. All such work shall be performed only at locations approved by Landlord and by vendors or contractors set forth on the then effective list of approved contractors, which list is available at Tenant’s request the Building Office. In the event the installation of Tenant’s cabling and equipment results in Tenant exceeding its Building riser allowance of 5 pairs/1,000 rentable square of Premises, Tenant shall rent additional Building riser space from Landlord in accordance with the then applicable riser rent rate schedule. As a condition to obtaining Landlord’s approval, Tenant shall be required to increase its Letter of Credit by an amount reasonably anticipated to cover the cost of removing any wiring, cabling and equipment installed in the Building by Tenant or at Tenant’s request. Under no circumstances shall any communications cabling or wiring within the Premises be surface mounted and Tenant acknowledges that as a result of current Building cabling specifications and other requirements, it is unlikely that Tenant will be able to utilize any existing cabling serving the Premises.
(ii)    In no event shall Landlord be responsible for any disruption to or failure of the Building’s or Tenant’s telephone or communications system, unless due to the gross negligence or willful misconduct of Landlord or its employees; but in the event of any such gross negligence or willful misconduct Landlord shall be only responsible for the cost of correcting the actual portions of the system which it or its employees damaged and in no event shall Landlord be liable for damages to other portions of any system, or for other damages suffered by Tenant, including without limitation lost profits and/or consequential damages.
(iii)    Tenant further agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims, damages, expenses, and liabilities arising from Tenant’s or its agents’, employees’, invitees’, vendors’, contractors’ or subcontractors’ use of the Premises or Building or work done thereto which interfere in any way or in any manner with the telecommunications system in the Building.
(iv)    Upon the expiration or earlier termination of the Lease, Landlord shall have the right at Tenant’s sole cost and expense, to remove all telephone and communications or computer equipment installed by Tenant or at Tenant’s request, together with all associated wiring and cabling, and Tenant shall pay all costs reasonably incurred to remove such items and to restore any damage to the Premises or the Building related thereto.
J.    Auctions and Signs. Tenant shall not conduct any auctions in, upon, or from the Premises, affix any signs, awnings, notices, or other advertising matter to the Premises, or issue or circulate any advertising matter in the Building without the prior written consent of Landlord. The design and character of any such signs, awnings, notices, or other advertising matter shall also be subject to Landlord's prior written approval.
K.    Execution; Recordation. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Tenant shall not record this Lease or any memorandum of this Lease.
L.    Financial Information. Tenant will furnish to the Landlord within ten (10) business days following Landlord’s request, copies of true and accurate financial statements reflecting Tenant’s (and if applicable, any Guarantor’s) then current financial condition, and if available, audited, consolidated financial statements, prepared in accordance with generally accepted accounting principles, and certified and audited by independent public accountants of recognized standing. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default beyond any applicable notice and cure period, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed financing, sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Party or any lender or proposed lender of Landlord or any Landlord Party. Tenant hereby covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord. At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord.
M.    Limitation of Tenant's Remedies. If any default hereunder by Landlord is not cured within the applicable cure period provided in this Lease, Tenant's exclusive remedies shall be an action for specific performance or an action for actual damages, and Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, or the right to terminate this Lease or withhold Rent on account of any Landlord default. Tenant shall look solely to Landlord's interest in the Building, and all proceeds actually received by Landlord thereof, for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a limited liability company, its members or managers, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any mortgage or deed of trust covering the Building. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant. Tenant shall not be liable to Landlord for any special, indirect, punitive or consequential damages except for any damages recoverable pursuant to Paragraphs 9.C (Hazardous Materials) and 23 (Holding Over) and provided that Tenant hereby acknowledges and agrees that the foregoing shall not prevent Landlord from recovering any and all damages to which Landlord is entitled in Paragraph 25 of this Lease following a default by Tenant hereunder.
N.    Time and Applicable Law. Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed and interpreted in accordance with the laws of the State of California.
O.    Name. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building.
P.    Provisions are Covenants and Conditions. All provisions, whether set forth herein as covenants or conditions on the part of Tenant, shall be deemed to be both covenants and conditions.
Q.    Severability. The unenforceability, invalidity, or illegality of any provision of this Lease, for any reason, shall not render its other provisions unenforceable, invalid, or illegal. In such an event, this Lease shall be equitably construed as if it did not contain the invalid, illegal, or unenforceable provision to the extent permitted by applicable law, it being the intent of the parties that this Lease shall be enforced to the greatest extent possible.
R.    Captions. The table of contents and the headings to the paragraphs of this Lease are for convenience only, are not part of this Lease, and shall have no effect on the construction or interpretation hereof.
S.    Successors and Assigns; Joint and Several Liability. The terms, covenants and conditions herein contained shall, subject to the provisions as to assignment and sublease, apply to, inure to the benefit of, and bind the heirs, successors, administrators, executors, and assigns of the parties hereto. If Tenant is comprised of more than one (1) person or entity, the obligations under this Lease imposed on Tenant shall be joint and several.

T.    Relationship of Parties. Neither anything contained in this Lease nor any acts of the parties shall be construed to create any relationship between the parties other than that of Landlord and Tenant.
U.    Brokers. Except as specifically set forth in the Basic Lease Information, Tenant warrants and represents to Landlord that in the negotiation or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorneys' fees incurred by Landlord which may asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenants' representatives. Landlord agrees to pay a brokerage commission to Tenant’s Broker in accordance with the terms of a separate written commission agreement to be entered into between Landlord and Tenant’s Broker, provided that in no event shall Landlord be obligated to pay a commission to Tenant’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of the Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and Tenant’s Broker.
V.    Tenant's Authority. If Tenant is a corporation, partnership, trust, association, limited liability company, or other entity, Tenant hereby covenants and warrants that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment, or formation; (ii) Tenant has and is duly qualified to do business in California; (iii) Tenant has full corporate, partnership, trust, association, limited liability company, or other appropriate power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder; (iv) each person (and all persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so; and (v) when executed by both parties, this Lease and all of the terms and conditions contained herein shall be binding and enforceable against Tenant.
W.    Nondisclosure of Lease Terms. From and after the date lease negotiations were entered into and throughout the term of this Lease, Tenant shall not disclose the amount of rent that it is obligated to pay hereunder or any other terms, covenants, conditions or agreements set forth in any letter of intent, this Lease, any amendments hereto, nor provide any copies of the foregoing, to any person, including without limitation any brokers, any other tenants in the Building or any affiliates, agents or employees of such tenants or brokers, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or a sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce the terms hereof. Tenant hereby acknowledges that the disclosure of any of the foregoing confidential information or of any of the terms, covenants, conditions and agreements set forth in the letter of intent, this Lease, or any amendment hereto, to any third party would constitute a material non-curable breach of this Lease, would cause material damage to Landlord, and that Landlord shall be entitled to exercise any remedy available to it at law or in equity as a result of any such violation by Tenant. Tenant agrees to indemnify, protect, defend, save and hold Landlord harmless from and against any and all actual and reasonable damages suffered by Landlord which are attributable to any disclosure by Tenant in violation of the terms of this provision.
X.    USA Patriot Act and Anti-Terrorism Laws.
(i)    Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor to the best of Tenant’s knowledge, any of its respective constituent owners, affiliates or employees currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(ii)    Tenant covenants with Landlord that neither Tenant nor to the best of Tenant’s knowledge, any of its respective constituent owners, affiliates or employees is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.
(iii)    At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Paragraph 34.X.
Y.    Sustainability. Tenant shall take reasonable steps to conduct its operations in the Building and within the Premises in accordance with Landlord's intention to operate the Building to promote a healthy environment, to reduce energy and water use, to promote recycling and the facilitation of transportation options, and to comply with any governmental authority that may impose resource reduction requirements on Landlord or the Building. Tenant shall take reasonable steps to comply with Landlord's sustainability programs as required by this Lease and the Rules and Regulations as Landlord may adopt from time to time on a uniform basis in the Building, provided such measures do not impose a material expense on Tenant or materially affect its business operations.
Z.    Required Accessibility Disclosures. In accordance with Section 1938 of the Civil Code of the State of California, Landlord hereby provides the following information:
(i)    Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”).
(ii)    A CASp can inspect the Premises and determine whether the Premises comply with all of the construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making repairs necessary to correct violations of construction-related accessibility standards within the Premises. In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises (except for improvements or repairs required to the structural components of the Premises or Building Systems, which Landlord shall be responsible for at its sole cost and expense) to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, except as otherwise provided elsewhere in this Lease, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.
AA.    Measurement. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Share shown on the Basic Lease Information; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any project or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. Notwithstanding the foregoing, except in the case of any expansion of the square footage of the Premises, in no event shall any such adjustment in the square footage of the Building increase Base Monthly Rental or Tenant’s Share during the initial Term of the Lease. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is or becomes part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.
BB.     Signatures. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
CC.     Asbestos Disclosures. Landlord has advised Tenant that there is asbestos-containing material in the Building. Attached hereto as Exhibit D is a disclosure statement regarding asbestos in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 of the California Health and Safety Code.
DD.    Quiet Enjoyment. Landlord covenants that it has full right and power to execute this Lease and lease the Premises herein and so long as Tenant is not in default under this Lease, Tenant shall have the right to possession and quiet enjoyment of the Premises, subject to the terms and provisions of this Lease.
35.    ADDITIONAL PROVISIONS
A.    Signage. Landlord agrees that Tenant shall be allowed to have standard signage in accordance with the Building Rules and Regulations next to its entry door and the Building directory. Landlord shall pay for initial Building Standard suite and directory signage.
B.    Condition of Premises; Landlord’s Work. Except as provided in the Work Letter attached hereto as Exhibit B, Tenant accepts the Premises in its broom clean, vacant and otherwise “AS-IS” condition and Landlord shall have no obligation to make or pay for any improvements in connection with Tenant’s initial occupancy of the Premises.
C.    Electrical, Data and Furniture. Tenant shall provide, prior to Lease execution, for Landlord’s approval, an electrical, data and furniture plan for the Premises, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall coordinate directly with and IMG at (877) 611-8908 to finalize all of Tenant’s electrical and data wiring. Tenant shall be responsible for the cost of all initial and future Tenant electrical and data work.
D.    Supplemental HVAC. Any new or existing supplemental HVAC units in or serving the Premises shall be installed and maintained by Tenant at its sole cost and expense throughout the Term, and upon the request of Landlord shall be removed by Tenant at its sole cost and expense at the end of the Term. Tenant shall install a submeter to measure electricity consumed by any such units and shall reimburse Landlord within thirty (30) days of receipt of invoice (including reasonable backup documentation) for the cost of all electricity consumed by such units. Landlord will not unreasonably withhold, delay or condition its consent to any request to install a supplemental HVAC unit; provided, however, Landlord may withhold its consent if such installation may or will interfere with the Building’s operations or the Building Systems.
E.    Early Access. Tenant shall be permitted to access the Premises without obligation to pay Rent beginning thirty (30) days prior to the anticipated Commencement Date, provided such access shall not delay the date of substantial completion of the Landlord Work or the Tenant Improvements, shall be harmonious with Landlord’s contractors, and shall be for the sole purpose of the installation of cabling, wiring, equipment and Tenant’s personal property. Such early occupancy shall be subject to all of the provisions of the Lease but said early occupancy shall not advance the Commencement Date or Expiration Date of the Term of the Lease. Prior to occupancy, Tenant shall provide to Landlord the certificates of insurance required by the Lease and a copy of all licenses and authorizations that may be required for the lawful operation of Tenant’s business in the Premises, including any city business licenses as may be required.
F.    Parking. Tenant shall be entitled to use commencing on the Commencement Date, up to the amount of unreserved parking passes set forth in the Basic Lease Information, which parking passes shall pertain to the parking facility servicing the Building. Tenant's unreserved parking passes shall be without charge (excepting only any parking taxes or other charges imposed by governmental authorities in connection with the use of such parking [as more particularly contemplated below]). Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of such parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may, at any time, institute valet assisted parking, tandem parking stalls, "stack" parking, or other parking program within such parking facility, the cost of which shall be included in Expenses. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. In such event, Tenant may be required to enter into a separate written agreement with such parking operator with respect to the parking rights granted herein provided such parking shall still be free of charge. The parking passes rented by Tenant pursuant to this paragraph are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.
G.    Approval. Landlord shall not execute this Lease until Landlord’s mortgagee or other such lienholder has approved the terms of this Lease if required pursuant to the terms of the related security documents relating to the subject mortgagee or other lienholder.
H.    Right of First Offer.
(1)    Provided Tenant is not then in default under the terms, covenants and conditions of this Lease, Tenant shall have a one time right of offer (the “Offer Right”) to lease approximately 10,655 rentable square feet consisting of the entire fifth (5th) floor of the Building (the “Offer Space”) at such time as such Offer Space becomes Available (defined below). The Offer Space is depicted on Exhibit F attached hereto. Tenant’s Offer Right shall be exercised as follows: at any time after Landlord has determined that the Offer Space has become Available, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Offer Space to Tenant on the terms set forth in the Advice, which terms shall reflect the Prevailing Market (hereinafter defined) rate for the Offer Space as reasonably determined by Landlord. For purposes hereof, the Offer Space shall be deemed to become “Available” when the third-party tenant of the Offer Space will not extend or renew the term of its lease, or enter into a new lease, for the Offer Space. Tenant may lease such Offer Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within seven (7) days after the date of the Advice, failing which Landlord may lease the subject Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to such subject Offer Space. Notwithstanding the foregoing, Tenant shall once again have an Offer Right with respect to the subject Offer Space if, within six (6) months following the date of the Advice, Landlord proposes to lease the subject Offer Space to any potential unrelated third party tenant on terms that are substantially different than those set forth in Landlord’s Advice. For purposes hereof, the terms offered to a potential tenant shall be deemed to be substantially the same as those set forth in Landlord’s Advice as long as there is no more than a fifteen percent (15%) reduction in the "bottom line" cost per rentable square foot of the subject Offer Space to the potential tenant when compared with the "bottom line" cost per rentable square foot under Landlord’s Advise, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions, including, without limitation, improvement allowances and abated rent. If Tenant exercises its Offer Right for the Offer Space in accordance with the terms and conditions of this Paragraph 34.H, effective as of the date Landlord delivers the subject Offer Space, such Offer Space shall automatically be included within the Premises and subject to all the terms and conditions of this Lease, except as set forth in Landlord's notice and as follows:
(a)    Tenant's Share shall be recalculated, using the total square footage of the Premises, as increased by the subject Offer Space, as the case may be.
(b)    the subject Offer Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the subject Offer Space or grant Tenant any improvement allowance thereon except as may be provided in Landlord’s Advice.
(2)    The term for the subject Offer Space shall commence upon the commencement date stated in the Advice and thereupon such Offer Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant's leasing of the Offer Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offer Space. Tenant shall pay Base Monthly Rental, Tenant’s Share of Expenses and Taxes and any other Additional Rent for the Offer Space in accordance with the terms and conditions of the Advice.
(3)    Notwithstanding anything to the contrary set forth herein, Tenant shall have no such Offer Right with respect to the subject Offer Space, as the case may be, and Landlord need not provide Tenant with an Advice, if: (a) Tenant is in default under this Lease at the time that Landlord would otherwise deliver its Advice for the subject Offer Space as described above; (b) the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver its written notice of the subject Offer Right as described above; (c) this Lease has been assigned prior to the date Landlord would otherwise deliver its written notice of the subject Offer Right as described above; (d) Tenant is not occupying the Premises on the date Landlord would otherwise deliver its written notice of the Offer Right as described above; (e) the subject Offer Space is not intended for the exclusive use of Tenant during the Term; or (f) the existing tenant in the subject Offer Space is interested in extending or renewing its lease for such Offer Space or entering into a new lease for such Offer Space.
(4)    If Landlord is delayed delivering possession of the subject Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the term for the subject Offer Space shall be postponed until the date Landlord delivers possession of the subject Offer Space to Tenant free from occupancy by any party.
(5)    The rights of Tenant hereunder with respect to any Offer Space shall terminate on the earlier to occur of: (a) sixty (60) months following the Commencement Date; (b) Tenant's failure to exercise its offer right with respect to such Offer Space within the seven (7) day period provided in Paragraph 34.H(1) above; (c) simultaneously with Tenant’s providing Landlord with a Notice of Exercise;

and (d) the date Landlord would have provided Tenant an Advice with respect to such Offer Space if Tenant had not been in violation of one or more of the conditions set forth in Paragraph 34.H(2) above. In addition, if Landlord provides Tenant with an Advice for any Offer Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Offer Space (such other portion of the Offer Space subject to such expansion rights is referred to herein as the “Encumbered Offer Space”) and Tenant does not exercise its Offer Right to lease such Offer Space, Tenant’s Offer Right with respect to the Encumbered Offer Space shall be subject and subordinate to all such expansion rights contained in the Advice.
(6)    If Tenant exercises its Offer Right as to a subject Offer Space, Landlord shall prepare an amendment (an “Offer Amendment”) adding the subject Offer Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Monthly Rental, rentable square footage of the Premises, Tenant’s Share and other appropriate terms. A copy of the Offer Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offer Amendment to Landlord within ten (10) days thereafter, but an otherwise valid exercise of the Offer Right shall be fully effective whether or not the Offer Amendment is executed.
(7)    For purposes of this Paragraph 34.H, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offer Space in the Building under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (a) the lease term is for less than the lease term of the subject Offer Space, (b) the space is encumbered by the option rights of another tenant, or (c) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.
(signatures on following page)

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Lease as of the date first set forth above.

LANDLORD		TENANT

SIC- MOUNTAIN BAY PLAZA, LLC, a Delaware limited liability company		SENTINEL LABS, INC., a Delaware corporation

By:	The Swig Company, LLC, a Delaware limited liability company as Property Manager	By:	/s/ Bob Parker
Bob Parker
Chief Financial Officer
By:	/s/ Philip Connor Kidd IV		6/11/2020
	Philip Connor Kidd IV	Date:
Executive Vice President and
Director of Asset Management
6/12/2020
Date:

RULES AND REGULATIONS
1.    Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor other than materials customarily found in office settings provided such materials are used in the manner for which they were intended; make or permit any improper noises in the Building which interfere with other tenants in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the hallways or passageways; sit on or place anything upon the window sills; or clean the outside of the windows.
2.    Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.
3.    The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building (outside of the Premises) shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED, IN, ON, UPON OR BEHIND ANY WINDOWS THAT ARE VISIBLE FROM THE EXTERIOR OF THE PREMISES, except as may be required by Law or agreed upon by the parties; and no sign, advertisement or public notice shall be inscribed, painted or affixed on any doors, partitions or other part of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the actual out-of-pocket cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same within thirty (30) days following written demand therefor from Landlord accompanied by reasonable documentation of such costs.
4.    No contract of any kind with any supplier of towels, water, etc., toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, or on the Office Complex, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.
5.    When electric wiring of any kind is introduced, it must be connected as reasonably directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, electric appliances, call boxes, etc., shall be approved by Landlord. Tenant shall not lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited. Any consent and/or approval required from Landlord pursuant to this Paragraph 5 shall not be unreasonably withheld, conditioned or delayed.
6.    Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by Tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be reasonably designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.
7.    No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld,
Rules and Regulations
1

conditioned or delayed. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgement, to absorb and prevent vibration, noise and annoyance.
8.    No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges that Tenant will be required to secure its telecom/server room. Two keys to the Premises per employee of Tenant will be furnished to Tenant by Landlord at no charge; any additional keys requested by Tenant shall be paid for by Tenant at Landlord’s then standard charge, which is currently $6.00 per key. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the actual cost thereof. Access cards for after hours entrance will be issued by Landlord based on Tenant's initial employee list (but not to exceed 50 initial cards). Additional cards after occupancy will be paid for by Tenant at Landlord’s then standard charge, which is currently $22.00 per card. Replacement cards for lost cards will be charged to Tenant at Landlord’s then standard charge, which is currently $22.00 per card. All access cards shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any access cards furnished, Tenant shall pay Landlord the actual cost thereof.
9.    Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the Premises, without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause. The janitor's service furnished by Landlord does not include the beating or cleaning of carpets or rugs.
10.    With the exception of “service” or “assistive” animals (as defined by the Americans With Disabilities Act, the Fair Employment and Housing Act or other applicable law) (“Service Animals”), no animals, reptiles or birds are permitted in the Building or a tenant’s premises at any time. Service Animals brought into the Building or a tenant’s premises must (i) be dogs who are recognized as Service Animals under Title III of The Americans With Disabilities Act, the Fair Employment and Housing Act or other applicable law, (ii) be individually trained to do work, perform tasks or provide for a person with a recognized disability, and (iii) be registered with the Property Management Office prior to bringing any such dog into the Building. Dogs or other animals, birds or reptiles whose sole function is to provide comfort or emotional support do not qualify as Service Animals under the ADA and are not allowed, except as otherwise required by applicable law. The following terms and conditions shall apply to Service Animals (to the extent enforceable by applicable law):
(a)    the use and entry onto the Building or Property of all Service Animals shall at all times comply with all applicable laws;
(b)    while in or about the Premises, the Building or the Property all Service Animals must be harnessed, leashed or tethered and under the handler’s control at all times;
(c)    any Service Animals brought into and remaining in the Building shall access the Premises through the freight elevator only, which freight elevator is located in the passenger elevator bank;
(d)    Service Animals may not be disruptive or aggressive or engage in behavior that endangers the health and safety of others (including, without limitation any Service Animal having fleas or similar infestations);
(e)    all Service Animals having access to the Premises and the Building shall be house-trained, vaccinated in accordance with applicable laws and have a current rabies tag or evidentiary paperwork;
Rules and Regulations
2

(f)    Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the Service Animals’ presence in the Building in excess of the costs that would have been incurred had Service Animals not been allowed in or around the Building;
(g)    Tenant shall be liable for, and hereby agrees to indemnify and hold Landlord and all of Landlord Parties harmless from any and all claims arising from any and all acts (including but not limited to biting and causing bodily injury to, or damage to the property of, another tenant, subtenant, occupant, licensee, invitee or an employee of Landlord or any of the Landlord Parties) of, or the presence of, any Service Animal in or about the Premises, the Building or the Property; and
(h)    Tenant shall immediately dispose of any animal waste and excrement from the Premises, the Building and the Property. If Landlord reasonably determines that Landlord has incurred or is incurring increased janitorial (interior or exterior) maintenance costs as a result of the Service Animals’ presence, Tenant shall reimburse Landlord for such actual out-of-pocket costs as Additional Rent within thirty (30) days of Landlord’s demand.
11.    No bicycles or vehicles of any kind shall be brought into or kept in or about the Premises. A bicycle parking facility is located in the Building Garage. Said facility is available for use by Landlord and its agents and their employees and tenants only on a first come-first served basis and all uses thereof shall be in accordance with applicable Building Rules and Regulations.
12.    The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of Landlord. Landlord agrees to keep Tenant advised at all times of how to contact the Building Manager.
13.    The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited. Vending machines for coffee and rolls are permitted, as are microwaves, refrigerators and other kitchen appliances for use by Tenant's employees. If additional electric wiring is needed to accommodate said equipment, the actual out-of-pocket cost thereof will be borne by Tenant.
14.    Tenant shall not conduct, or permit any other person to conduct any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; or permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall not occupy or permit any portion of the Premises leased to Tenant to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop. Tenant shall use good faith efforts to comply with Landlord's policy of making the Building a smoke-free environment. Smoking is prohibited except where designated on the outside of the Building.
15.    Outside of Business Hours, the Building is closed, and any access to the Building by Tenant during such period shall be subject to and in accordance with the terms and conditions of the Lease. Outside of Business Hours, Landlord reserves the right to exclude from the Building all persons who do not present an access card to the Building issued by Landlord to Building tenants. Tenant shall be responsible for all persons to whom Tenant issues such access cards and shall be liable to Landlord for all acts of such persons.
16.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door visible from the exterior of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of quality, type, design and color and attached in a manner reasonably approved by Landlord.
Rules and Regulations
3

17.    Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.
18.    There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.
19.    Tenant, before closing and leaving the Premises, shall ensure that all exterior windows are closed and all entrance doors locked.
20.    Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
21.    Tenant, its employees, agents, representatives, invitees and business visitors shall comply promptly and courteously with the reasonable directions of any Building security personnel hired by Landlord, including but not limited to the rights of such security personnel to inspect articles to be taken from the Building (other than those to be taken out in the usual course of business of Tenant).
22.    Landlord shall not be responsible to Tenant for the non-observance or violation of any of these Rules and Regulations by any other tenants.
23.    Tenant and its employees shall park their cars only in those portions of the parking area reasonably designated by Landlord and shall not park in visitor parking or in areas reserved for use by other tenants. Landlord reserves the right to have vehicles towed at expense of the vehicle owner if the vehicle is in violation of parking rules.
24.    [Intentionally Omitted]
25.    Tenant shall not store or permit the storage or placement of food, goods, merchandise, pallets, drums, personal property or other materials or equipment of any sort outside of the Premises or in or around the Building or common areas.
26.    In the event Tenant generates trash in excess of that typically generated from an office tenant in a Premises of this size, as determined by Landlord in its reasonable discretion, Landlord will have the right to charge, as Additional Rent, the actual out-of-pocket expenses incurred by Landlord which are attributable to the removal of such excess trash. Landlord also reserves the right to charge Tenant, as Additional Rent, for any waste contamination fees and/or additional cost Landlord incurs as a result of Tenant's failure to comply with applicable laws.
27.    Landlord reserves the right to expand, modify or otherwise change or amend these Rules and Regulations from time to time with or without notice to Tenant, and such changed rules and regulations shall be complied with by all tenants in the Building; provided that Landlord provide Tenant with reasonable advance notice thereof and that any such change (i) shall not require Tenant to pay Additional Rent, (ii) shall not materially adversely affect Tenant’s rights and obligations under the Lease, and (iii) shall be applied equitably to all tenants of the Building. Each tenant may obtain a copy of the most current Rules and Regulations at the Building Office.
28.    In the event the Building contains showers and/or lockers for tenants’ use, Tenant and its employees shall have the non-exclusive right, in common with Landlord and other tenants of the Building, to access and use the same. Tenant acknowledges that Landlord shall have the right, at Landlord’s sole but good faith discretion, to expand, contract, remove, relocate or otherwise modify any such amenities, and no such expansion, contraction, relocation or modification shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in a default by Landlord under the Lease. Tenant acknowledges and agrees that Tenant’s and any of Tenant’s employees’ use of such Building
Rules and Regulations
4

amenities is voluntary and shall be undertaken at the sole risk of Tenant and its employees, and that neither Landlord nor any of the Landlord Parties shall be liable for any claims, demands, injuries, damages, actions or causes of action whatsoever arising out of or connected with the use of such Building amenities by Tenant and/or any of its employees.
29.    Tenant shall comply with minimum LEED or WELL (and/or any other certification from any other applicable certification agency in connection with Landlord’s sustainability practices for the Building, including for water use reduction, non-CFC refrigerants, low mercury lighting and PBT source reduction and The International WELL Building Institute practices.
30.    Tenant shall comply and cooperate with any conservation, recycling, waste reduction or other similar programs implemented from time to time at the Building.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Rules and Regulations
5

Certain identified information has been excluded because it is both not material and is the type that the registrant treats as private or confidential.
EXHIBIT A
PREMISES

[***]
A-1

EXHIBIT B
WORK LETTER
This Exhibit B (this “Work Letter”) shall set forth the terms and conditions relating to the construction of the initial improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the initial improvements in the Premises.
SECTION 1
BASE BUILDING; LANDLORD WORK
1.1    Base Building. Landlord has constructed, at its sole cost and expense, the Base Building (as herein defined). For the purposes of this Work Letter, the term “Base Building” shall include the structural portions of the Building, and the public elevators, exit stairwells and the systems and equipment located in the internal core of the Building on floors on which the Premises is located.
1.2    Landlord Work. Landlord, at its sole cost and expense, shall, in a good and workmanlike manner determined by Landlord in its sole discretion (a) demolish the existing improvements in the Premises and bring the Premises to a “warm shell” condition (i.e., with the floor and ceiling within the Premises exposed and with the points of connection in the Premises to the Base Building fire/life safety, sprinkler main and electrical systems provided and ready to be connected and distributed by Tenant); and (b) provide point of connection in the Premises to the Building’s main HVAC supply and return (provided that Tenant shall be responsible, at Tenant’s cost (subject to application of the Allowance), for HVAC distribution from the point of connection pursuant to the Construction Drawings (as defined below)) (collectively, the “Landlord Work”). The parties hereby acknowledge and agree that, as of the date of this Lease, the Landlord Work has been Substantially Completed.
1.3    Tenant Improvements. Landlord shall construct in the Premises the Tenant Improvements (as defined below) pursuant to the provisions of this Work Letter. Landlord shall construct the Tenant Improvements using building standard finishes in accordance with the Final Construction Drawings (as defined below). Any above building-standard improvements shall be at Tenant’s sole cost and expense as more particularly set forth herein; provided, however, that Tenant may apply the Allowance to any above building-standard improvements.
SECTION 2
IMPROVEMENTS
2.1    Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Allowance”) in the amount of up to $1,288,800.00 (i.e., $120.00 per rentable square foot of the Premises) for the costs relating to the initial design and construction of the improvements in the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in the event that Tenant fails to immediately pay any portion of the Over-Allowance Amount (as defined below), nor shall Landlord be obligated to pay a total amount which exceeds the Allowance. Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements shall be deemed Landlord's property under the terms of this Lease. Any unused portion of the Allowance remaining three (3) months after the Substantial Completion of the Tenant Improvements and payment to the contractor who performed the Tenant Improvements shall remain with Landlord and Tenant shall have no further right thereto.
2.2    Application of the Allowance. Except as otherwise set forth in this Work Letter, the Allowance shall be applied by Landlord for the following items and costs related to the construction of the Tenant Improvements (each an “Allowance Item” and, collectively, the “Allowance Items”):
2.2.1    Payment of the fees of the Architect and the Engineers (as those terms are defined below), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings (as defined below);
2.2.2    The cost of any changes in the Base Building when such changes are required by the Construction Drawings (it being agreed that any changes required to the Base Building to make the Premises tenantable for general office shall not be deemed to be an Allowance Item for purposes of this Work Letter and shall be paid for by Landlord unless such changes arise from Tenant Improvements);
2.2.3    The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”); and
2.2.4    The Landlord Supervision Fee (as defined below);
2.3    Building Standards. Landlord has established or may establish specifications for certain Building standard components to be used in the construction of the Tenant Improvements, which specifications shall be provided to Tenant following Tenant’s request for the same. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Building standards. Landlord may make reasonable changes to said specifications for Building standards from time to time; provided that Landlord shall not change Building standards as applicable to Tenant during the performance of the Tenant Improvements.
SECTION 3
CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Tenant has retained AP+I Design (the “Architect”) to prepare the Construction Drawings (as defined below). Tenant shall be responsible for all elements of the design of the Construction Drawings (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment). Landlord shall retain (or cause Contractor to retain) the engineering consultants designated by Landlord (the “Engineer”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing and HVAC work of the Tenant Improvements. The plans and drawings to be prepared by Architect hereunder shall be known as the “Construction Drawings” and shall be in accordance with and a logical extension of the space plan dated May 21, 2020 and attached hereto as Schedule 1 (the “Space Plan”). Landlord hereby conceptually approves the Space Plan; provided, however, that Landlord’s conceptual approval herein shall not otherwise limit Landlord’s review and approval rights of final Construction Drawings. All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant shall send to Landlord for review a completed set of Construction Drawings, which Construction Drawings shall include the mechanical, electrical and mechanical (“MEP”) drawings prepared by the Engineer (which Engineer will work on the MEP drawings concurrently with the Architect) by July 31, 2020 (the “Construction Drawings Due Date”). Tenant covenants and agrees to cause said Construction Drawings to be delivered to Landlord on or before said Construction Drawings Due Date and to devote such time as may be necessary in consultation with said Architect and Engineer to enable them to complete and submit the Construction Drawings within the required time limit. Time is of the essence in respect of preparation and submission of the Construction Drawings. Except to the extent of any actual delays caused solely by the acts or omissions of Engineer, if the Construction Drawings are not delivered to Landlord by the Construction Drawings Due Date, Tenant shall be responsible for one day of Tenant Delay for each day during the period beginning on the day following the Construction Drawings Due Date and ending on the date the Construction Drawings are provided to Landlord. In addition, if Landlord reasonably objects to the Construction Drawings because the Construction Drawings are not consistent with and a natural extension of the Space Plan or because the Construction Drawings are not sufficiently detailed, or if Landlord reasonably objects to the Construction Drawings more than once, any delay caused by such objection shall be deemed a Tenant Delay. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to the Construction Drawings to the extent the Construction Drawings are consistent with and a logical extension of the Space Plan. The Construction Drawings shall expressly designate what is Building standard and what is above Building standard to enable the parties to easily value engineer the Tenant Improvements. So long as the Construction Drawings provided to Landlord are complete, Landlord shall approve or make comments to the Construction Drawings within seven (7) days following Landlord’s receipt thereof. If Landlord objects to the Construction Drawings or provides comments thereto, Tenant shall cause Architect to revise the Construction Drawings and deliver the revised Construction Drawings to Landlord within three (3) business days. Tenant shall be responsible for one day of Tenant Delay for each day following such three (3) business day period until Tenant delivers to Landlord the revised Construction Drawings. Landlord's review and approval of the Construction Drawings as set forth in this Section 3 shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed and approved by Landlord or its space planner, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in any Construction Drawings, and Tenant's waiver and indemnity set forth in the Lease shall specifically apply to any Construction Drawings.
3.2    Permits. The Construction Drawings shall be approved by Landlord (the “Approved Construction Drawings”) prior to the commencement of the construction of the Tenant Improvements. On or before July 31, 2020 (the “Required Permit Submittal Date”), the Architect shall submit the Approved Construction Drawings to the City of Mountain View (the “City”) and appropriate municipal authorities for all applicable building and other permits necessary to allow Contractor (as that term is defined below) to commence and fully complete the construction of the Tenant Improvements (the “Permits”). Tenant shall be responsible for one day of Tenant Delay for each day following the Permit Submittal Date until the Architect submits the Approved Construction Drawings to the City; provided, however, that the Required Permit Submittal Date shall be extended on a day for day basis in the event the City is closed due to Covid-19 or is not accepting permit applications due to Covid-19. Notwithstanding anything to the contrary contained herein, Tenant may cause the Architect to submit the Construction Drawings to the City prior to Landlord’s final review and approval of the Construction Drawings solely for the purpose of expediting the Permit process so long as Landlord has previewed and consented, in writing, to the Construction Drawings solely for such purpose; provided, however, that Landlord’s preview and consent to concurrent review of the Construction Drawings for the purposes of expediting the Permit process shall not otherwise limit Landlord’s review and approval rights of final Construction Drawings and such preview and consent shall not be deemed Landlord’s final approval of the Construction Drawings. No changes, modifications or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord and Tenant, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Construction Drawings if such change would directly or indirectly delay the Substantial Completion of the Premises unless Tenant agrees with Landlord’s determination of an appropriate Tenant Delay to accommodate such new work. Tenant shall cause Architect to respond to the City’s comments to the Permits, if any, within three (3) business days.
3.3    Time Deadlines. Tenant and Landlord shall use its good faith efforts to cooperate with each other and with the Architect, the Engineers and Tenant’s and Landlord’s other consultants to complete all phases of the plans, obtain the Permits for the Tenant Improvements and approve the Cost Proposal (defined in Section 4.2 below) as soon as possible after the execution of the Lease.
3.4    Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, each party may transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Landlord’s Construction Representative (as identified in Section 6.2 of this Work Letter) or Tenant's Construction Representative (as identified in Section 6.1 of this Work Letter), as applicable, or by any of the other means identified in the Lease.
3.5    Revisions to Approved Construction Drawings. If Tenant requests any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Tenant shall have such revision made within three (3) business days of Landlord’s approval. Landlord shall notify Tenant of any resulting change in the most recent Cost Proposal, if any, caused by such revisions, whereupon Tenant, within two (2) business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has commenced performance of the Tenant Improvements, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.
3.6    Removal of Tenant Improvements. Landlord shall notify Tenant within thirty (30) days following Landlord’s approval of the Construction Drawings whether any portion of the Tenant Improvements must be removed prior to the expiration or earlier termination of the Lease. If Landlord fails to notify Tenant within thirty (30) days following Landlord’s approval of the Construction Drawings whether any portion of the Tenant Improvements must be removed prior to the expiration or earlier termination of the Lease, it shall be assumed that Landlord shall require the removal of the Tenant Improvements. Notwithstanding the foregoing, it is agreed that other than voice and data wiring and cabling and any supplemental HVAC and associated duct work at or serving the Premises (which Tenant shall be required to remove and restore), Tenant shall have no obligation to remove that portion of the Tenant Improvements that comprise any standard office improvements such as, without limitation, gypsum board, partitions, ceiling grids and tiles, floor tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting.
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Contractor and Subcontractors.
4.1.1    Contractor. A contractor designated by Landlord (“Contractor”) shall construct the Tenant Improvements.
4.1.2    Subcontractors. Landlord or Contractor shall competitively bid the major trade items for the Tenant Improvements (as determined by Landlord in Landlord’s reasonable discretion) (i.e., mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work) and any item where the cost thereof is estimated to exceed $100,000.00 to at least two (2) subcontractors. So long as each bid is comparable in scope, materials, time, scheduling and other essential elements Landlord shall select the contractor that presents the lowest bid unless Landlord reasonably selects one of the contractors that submits a higher bid and provides Tenant with a written explanation of Landlord’s reasons for such selection. Notwithstanding the foregoing, Landlord’s designated electrical contractor, HVAC contractor and life safety contractor shall perform the electrical, heating, ventilation and air conditioning and life safety portions of the Tenant Improvements (respectively) and Contractor shall not be required to obtain additional bids for such work; provided, however, that such contractors shall charge competitive rates and Landlord shall receive no commission or other compensation for utilizing such contractors.
4.2    Cost Proposal. After the Approved Construction Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Construction Drawings, which cost proposal shall include, as nearly as possible, the cost of all Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements and shall include documentation confirming that the subcontractor work was competitively bidded in accordance with Section 4.1.2 above (the “Cost Proposal”). Tenant shall approve or disapprove the cost proposal and shall deliver the Cost Proposal to Landlord within fifteen (15) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the approved items set forth in the Cost Proposal and to commence the construction relating to such items. Notwithstanding the foregoing, if Tenant disapproves of any line items of the Cost Proposal, Landlord and Tenant shall work together to value-engineer the Tenant Improvements in an effort to reduce the Cost Proposal. Once Tenant approved the Cost Proposal, the Cost Proposal cannot be changed and the construction costs as reflected in the Cost Proposal cannot increase without Tenant’s consent.

Notwithstanding the foregoing, in no event shall Landlord be liable for any costs in excess of the Allowance and any delays arising in connection with value-engineering the Tenant Improvements shall constitute a Tenant Delay. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.
4.3    Construction of Tenant Improvements by Contractor under the Supervision of Landlord.
4.3.1    Over-Allowance Amount. Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Allowance. The Over-Allowance Amount shall be paid in three (3) installments: (a) 30% within five (5) business days following the Cost Proposal Delivery Date, (ii) 30% within five (5) business days following the date Landlord determines the Tenant Improvements are 75% Substantially Completed; (c) 30% within five (5) business days following Substantial Completion of the Tenant Improvements; and (d) the final 10% within five (5) business days following completion of the punch list items. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount, but only to the extent such revisions, changes or substitutions are required by Legal Requirements, due to material shortfall or unavailability, part of the permit process or requested by Tenant. In addition, if the Final Construction Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof. Tenant shall pay all direct architectural and/or engineering fees in connection therewith. In the event that Tenant fails to deliver the Over-Allowance Amount as provided in this Section 4.3.1, then Landlord may, at its option, cease work in the Premises until such time as Landlord receives payment of the Over-Allowance Amount (and such failure to deliver shall be treated as a Tenant Delay in accordance with the terms of Section 5.2 below).
4.3.2    Landlord's Retention of Contractor. Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Construction Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) (payable by Tenant out of the Allowance) to Landlord in an amount equal to $64,440.00. Landlord shall procure a stipulated sum construction contract with the Contractor, which construction contract (and stipulated sum) shall be on Landlord’s standard construction agreement and shall be based upon the bid tendered by the Contractor so long as such bid is applicable at the time Landlord and the Contractor execute such agreement.
4.3.3    Tenant’s Covenants. After completion of construction of the Tenant Improvements, if required by Landlord, Tenant shall cooperate with Landlord in connection with Landlord’s recordation of a Notice of Completion in the office of the County Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute.
4.3.4    Contractor's Warranties and Guaranties. Landlord shall use commercially reasonable efforts to obtain industry standard commercially reasonable warranties and guaranties from Contractor and major trade subcontractors relating to the Tenant Improvements, (including, if possible, such warranties shall be for a period of no less than one (1) year after Substantial Completion (as defined below) of the Tenant Improvements.
4.3.5    Governmental Compliance. Landlord, at its sole cost and expense (except to the extent properly included in Expenses) and not as part of the Allowance, shall correct any violations of Legal Requirements with respect to the Landlord Work and the Tenant Improvements to the extent in effect (and as enforced) as of the date of Substantial Completion (as defined below) thereof. In addition to the foregoing, Landlord, at its expense (except to the extent properly included in Expenses) and not as part of the Allowance, shall be responsible for any upgrades or modifications to the path of travel to the Premises, to the extent such upgrades or modifications are required by Title III of the Americans with Disabilities Act and/or similar handicapped access provisions of applicable building codes in effect and as applied as of the date of this Lease, to the extent such upgrades or modifications are required in order to obtain a building permit for the Tenant Improvements (provided that the Tenant Improvements are typical standard office improvements). In either event, Landlord shall have the right to contest any alleged violation of Legal Requirements in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make all necessary repairs, additions, alterations or improvements. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans With Disabilities Act other than Title III thereof, the specific nature of Tenant's business in the Premises (other than general office use), the acts or omissions of Tenant or its employees, agents, independent contractors and/or invitees, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Tenant Improvements) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with Legal Requirements.
SECTION 5
COMPLETION OF THE TENANT IMPROVEMENTS;
LEASE COMMENCEMENT DATE
5.1    Substantial Completion. For purposes of this Lease, “Substantial Completion” of the Tenant Improvements shall occur upon the later of (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Construction Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor (the definition of Substantial Completion shall also define “Substantially Completed”); or (ii) Landlord’s receipt from the appropriate governmental authorities, with respect to the Tenant Improvements performed by Landlord or its contractors in the Premises, all approvals necessary for the occupancy of the Premises. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be Substantially Completed on or before the date that is one hundred eighty (180) days following Landlord’s receipt of Permits, which date of Substantial Completion is estimated to be March 1, 2021.
5.2    Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Commencement Date shall occur as set forth in the Lease and Section 5.1, above. If there shall be a delay or there are delays (each, a “Tenant Delay”) in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of:
5.2.1    Tenant's or the Architect’s failure to comply with the deadlines set forth in Section 3 above;
5.2.2    Tenant's failure to timely approve any matter requiring Tenant's approval within the time periods set forth in this Work Letter;
5.2.3    A breach by Tenant of the terms of this Work Letter or the Lease;
5.2.4    Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.5    Tenant's request for changes in the Approved Construction Drawings;
5.2.6    Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements, as set forth in the Lease and which are different from, or not included in, Landlord's Building standards;
5.2.7    Changes to the Base Building required by the Approved Construction Drawings;
5.2.8    Tenant's use of specialized or unusual improvements and/or delays in obtaining Permits due thereto if Landlord notifies Tenant at the time it approves the Final Construction Drawings that such improvements are considered specialized or unusual.
5.2.9    Any failure by Tenant to timely pay to Landlord any portion of the Over Allowance Amount; or
5.2.10    Any other acts or omissions of Tenant, or its agents, or employees; then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the Substantial Completion of the Tenant Improvements shall be deemed to be the date the Tenant Improvements would have been Substantially Completed if no Tenant Delay, as set forth above, had occurred. Landlord shall use reasonable efforts to notify Tenant, orally or in writing, of any circumstances of which Landlord is aware that have caused or may cause a Tenant Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Tenant Delay; provided, however, that Tenant shall not be responsible for any Tenant Delay unless Landlord informs Tenant of such delay. Landlord shall inform Tenant of any such Tenant Delay within two (2) business days following Landlord’s actual knowledge of such delay.
SECTION 6
MISCELLANEOUS
6.1    Tenant's Representative. Tenant has designated Marc Flax as its sole representative (“Tenant’s Construction Representative”) with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is marc.flax@trokaygroup.com), who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.
6.2    Landlord's Representatives. Landlord has designated Jasmine Pennix (whose e-mail address for the purposes of this Work Letter is jpennix@swigco.com) as the “Project Manager”, who, until further notice to Tenant, shall be responsible for the implementation of all Tenant Improvements to be performed by Landlord in the Premises. Landlord may designate a different Project Manager by providing email notice to Tenant’s Construction Representative. With regard to all matters involving the Tenant Improvements, Tenant shall communicate with the Project Manager rather than with the Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that the Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for above standard Tenant Improvements, Landlord's approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Work Letter and changes thereto.
6.3    Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

6.4    Time is of the Essence. Time is of the essence under this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.
6.5    Meetings. Commencing upon execution of the Lease, Landlord and Tenant’s Construction Representative shall meet on a weekly basis to discuss the design and construction of the Tenant Improvements and Landlord’s progress with respect to the Landlord Work and Tenant Improvements. Such meetings shall be held at a reasonable time and at a location reasonably agreed to by Landlord and Tenant. Tenant shall have the right to attend any construction meetings scheduled to address any particular concerns during the construction process.
6.6    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant under the Lease or this Work Letter and after any applicable notice and cure periods (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount pursuant to this Work Letter) occurs at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements and any costs occasioned thereby) until such time as such event of default is cured (following such cure, Landlord shall again be obligated to apply the Allowance and continue construction of the Tenant Improvements), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

Certain identified information has been excluded because it is both not material and is the type that the registrant treats as private or confidential.
SCHEDULE 1
SPACE PLAN

[***]

EXHIBIT C
COMMENCEMENT DATE MEMORANDUM
THIS CONFIRMATION AGREEMENT is made and agreed upon as of this______day of ____________, by and between SIC-MOUNTAIN BAY PLAZA, LLC, a Delaware limited liability company ("Landlord"), and SENTINEL LABS, INC., a Delaware corporation dba SentinelOne ("Tenant").
W I T N E S S E T H :
WHEREAS, Landlord and Tenant have previously entered into that certain NNN lease agreement dated____________,______ (the "Lease"), covering certain premises located at 444 Castro Street in Mountain View, California, all as more particularly described in the Lease; and
WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease and certain related matters;
NOW, THEREFORE, in consideration of the foregoing, the parties hereto mutually agree as follows:
1.    For the purpose of confirming the establishment of the Commencement Date, as required by the provisions of the Lease, Landlord and Tenant hereby agree that:
a.    The date of _________________, _____, is hereby established as the "Commencement Date" referred to in the Lease; and
b.    The date of _________________, _____, is hereby established as the "Expiration Date" referred to in the Lease.
2.    The Rentable Footage of the Premises is _____________ rentable square feet and the Rentable Square Footage of the Building is 170,499 rentable square feet.
3.    Tenant's Share, as defined in the Lease, as of the Commencement Date, is _______ percent (__%). The Lease is a NNN Lease.
4.    This Confirmation Agreement and each and all provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.
IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first written above.

LANDLORD		TENANT

SIC- MOUNTAIN BAY PLAZA, LLC, a Delaware limited liability company		SENTINEL LABS, INC., a Delaware corporation

By:	The Swig Company, LLC, a Delaware limited liability company, as Property Manager	By:	DO NOT SIGN

Its:
By:	DO NOT SIGN
	Philip Connor Kidd IV	Date:
Executive Vice President and
Director of Asset Management
Date:
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
C-1

EXHIBIT D
CALIFORNIA ASBESTOS NOTICE
In 1988, California enacted legislation (specifically, Chapter 10.4 of the Health and Safety Code, Section 25915 et seq.) requiring landlords and tenants of commercial buildings constructed prior to 1979 to notify certain people, including each other and their respective employees working within such building, of any knowledge they may have regarding any asbestos containing materials or asbestos-containing construction materials (collectively, “ACM”) in the building.
On July 13, 1995, Title 29, Code of Federal Regulations, Section 1910.1001 and 1910.1101 defined Presumed Asbestos Containing Material (“PACM”) as thermal system insulation and surfacing material found in buildings constructed no later than 1980. Although not considered PACM, asphalt and vinyl flooring installed in buildings constructed no later than 1980 must also be considered asbestos containing. Both PACM and asphalt and vinyl flooring can be shown not to contain asbestos through comprehensive sampling. The federal standard requires the building and/or facility owner to notify contractors and tenants of the present of ACM/PACM. On May 3, 1996, Cal/OSHA adopted the same notification requirements for PACM in Title 8 CCR 5208 and 1529.
This notification is being given to provide the information required under this Legislation in order to help you avoid any unintentional contact with the ACM/PACM, to assure that appropriate precautionary measures are taken before disturbing any ACM/PACM, and to assist you in making appropriate disclosures to your employees and others.
We have engaged qualified asbestos consultants to review previous asbestos surveys, air clearance reports, and conduct a limited inspection of the Building for asbestos. We have no reason to believe, based upon the environmental consultant’s document review and limited asbestos inspection that the ACM/PACM in the Building is currently in a condition to release asbestos fibers which would pose a significant health hazard to the Building’s occupants. This should remain so if such ACM/PACM is properly handled and remains undisturbed. You should take into consideration that our knowledge as to the absence of health risks is based solely upon general information and the information contained in the previous asbestos surveys, and that we have no special knowledge concerning potential health risks resulting from exposure to asbestos in the Building. We are therefore required by the above-mentioned legislations to encourage you to contact local or state public agencies if you wish to obtain a better understanding of the potential impacts resulting from exposure to asbestos.
Because any tenant alternations or other work at the Building could disturb ACM/PACM and possibly release asbestos fibers into the air, we must require that you obtain our written approval prior to beginning such projects. This includes major alterations, but might also include such activities as drilling or boring holes, installing electrical telecommunications or computer lines, sanding floors, removing ceiling tiles or other work which disturbs ACM/PACM. In many cases, such activities will not affect ACM/PACM, but you must check with the property manager in advance, just in case. You should check with the property manager at the address set forth on Schedule A. The property manager will make available such instruction as may be required.
Any such work should not be attempted by an individual or contractor who is not qualified to handle ACM/PACM. In the areas specified in attached Schedule A, you should avoid touching or disturbing the ACM/PACM in any way. If you observe any activity which has the potential to disturb the ACM/PACM, please report the same to the property manager immediately.
In connection with the foregoing, we have adopted the following policies (which shall be considered rules under tenant leases): (1) the owner, and representatives of the owner, including, without limitation, the owner’s ACM/PACM consultant, are entitled to enter into the premises of any tenant to inspect for ACM/PACM, perform air tests and abatement; and (2) any tenant, contractor, or other party must obtain our prior written approval before performing any alterations on any tenant space, or performing any other work at the property that might disturb ACM/PACM or involve exposure to asbestos fibers as described above.

California law also requires persons in the course of doing business whose activities may result in exposure to asbestos and other substances regulated under the Safe Drinking Water and Toxic Enforcement Act of 1986, commonly referred to as Proposition 65, to provide a clear and reasonable warning. Accordingly, you are advised as follows:
WARNING: The areas within the Building that are described in Schedule A below contain a substance known to the State of California to cause cancer.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Certain identified information has been excluded because it is both not material and is the type that the registrant treats as private or confidential.

[***]
ASBESTOS SURVEYS ARE AVAILABLE FOR REVIEW DURING NORMAL BUSINESS HOURS IN THE OFFICE COMPLEX OFFICE, AT THE ABOVE ADDRESS, MONDAY THROUGH FRIDAY EXCEPT LEGAL HOLIDAYS. NO REPRESENTATIONS OR WARRANTIES WHATSOEVER ARE MADE REGARDING THE REPORTS CONCERNING THE SURVEYS (INCLUDING WITHOUT LIMITATION, THE CONTENTS OR ACCURACY THEREOF), OR THE PRESENCE OR ABSENCE OF TOXIC OR HAZARDOUS MATERIALS IN, AT, OR UNDER ANY PREMISES, OFFICE COMPLEX, OR THE PROJECT.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT E
FORM OF LETTER OF CREDIT
L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

BENEFICIARY:

APPLICANT:

AMOUNT:	US$855,441.00 (EIGHT HUNDRED FIFTY-FIVE THOUSAND FOUR HUNDRED FORTY ONE AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:	ONE YEAR FROM ISSUANCE

PLACE OF EXPIRATION:	ISSUING BANK'S COUNTERS AT ITS ABOVE ADDRESS
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO._________IN YOUR FAVOR FOR THE ACCOUNT OF ABOVE REFERENCED APPLICANT IN THE AMOUNT OF US EIGHT HUNDRED FIFTY-FIVE THOUSAND FOUR HUNDRED FORTY-ONE AND 00/100 U.S. DOLLARS ($855,441.00) AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1.    THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.    BENEFICIARY'S DATED STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY , STATING THE FOLLOWING:
“THIS DRAW IN THE AMOUNT OF _____________________ U.S. DOLLARS ($________________) UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________ REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT, AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED. THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
IN THE EVENT YOU ELECT TO DRAW UPON LESS THAN THE FULL STATED AMOUNT HEREOF, THE STATED AMOUNT OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF SUCH PARTIAL DRAW.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. A COPY OF OUR NOTICE OF NON EXTENSION SHALL BE SENT BY THE SAME METHOD OF DELIVERY: TO: _________________________________________________________________________________________ ________ AND TO: SIC- _______________________________________________________________________ ____________________________________________ HOWEVER LACK OF RECEIPT OF SUCH COPY DOES NOT INVALIDATE OUR NOTICE OF NON EXTENSION TO THE BENEFICIARY. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MAY 31, 2028 WHICH IS THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. IN THE EVENT OF SUCH NOTICE OF NON EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR DATED STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY, STATING THAT THE APPLICANT HAS FAILED TO PROVIDE YOU WITH AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THE LEASE AGREEMENT.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY' S BANK AS PROVIDED FOR IN EXHIBIT “B”, PROVIDED THAT IN LIEU OF SUCH BANK AUTHENTICATION, BENEFICIARY MAY PROVIDE THE ISSUING BANK WITH ALTERNATIVE DOCUMENTATION TO EVIDENCE THE SIGNER'S AUTHORITY TO EXECUTE THE TRANSFER INSTRUMENT ON BEHALF OF THE BENEFICIARY, SUCH AS AN INCUMBENCY CERTIFICATE IN THE FORM OF EXHIBIT “C” ATTACHED OR OTHER DOCUMENTATION AS MAY BE REASONABLY SATISFACTORY TO THE ISSUING BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. HOWEVER, ANY TRANSFER IS NOT CONTINGENT UPON APPLICANT' S PAYMENT OF, OR ABILITY TO PAY, OUR TRANSFER FEE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK'S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION. FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND

AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT ______________ OR ____________ ;AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: _____________ OR ____ _________ ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE. PROVIDED, HOWEVER, THE BANK WILL REVIEW ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. RECEIPT OF SUCH PHONE CALL OR ORIGINAL SIGHT DRAFT SHALL NOT BE A CONDITION TO PAYMENT HEREUNDER. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.
WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT (AND/OR THE ACCURACY THEREOF), IRRESPECTIVE OF WHETHER THE APPLICANT DISPUTES THE CONTENT OF BENEFICIARY'S STATEMENT(S), AND THE PRESENTATION OF SUCH DRAFT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.
WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE WITHOUT INQUIRY INTO THE EFFECTIVENESS OF BENEFICIARY'S SIGNED STATEMENT AND REGARDLESS OF WHETHER THE APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98) INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER
EXHIBIT "A"

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF		US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO. __________________ DATED _______________________

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY'S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT
1.    DATE: ISSUANCE DATE OF DRAFT.
2.    REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.    PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.    US$: AMOUNT OF DRAWING IN FIGURES.
5.    USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.    LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY UC NUMBER THAT PERTAINS TO THE DRAWING.
7.    DATED: ISSUANCE DATE OF THE STANDBY L/C .
8.    BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C .
9.    AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.
IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT
US AT ________________.
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ________________
EXHIBIT "B"
TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
		NO.	ISSUED BY
SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED
The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.	(BENEFICIARY’S NAME)
By:

Printed Name:
(Name of Bank)

Title:
(Address of Bank)

(City, State, Zip Code)

(Print Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

EXHIBIT “C”
SECRETARY'S CERTIFICATE
[COMPANY NAME]
The undersigned, [Name], Secretary of [Company Name] (the "Company"), which is the [Beneficiary] [Applicant] [Other] under that certain [_____________] Letter of Credit Number [________________] hereby certifies the following:
1.    This Certificate is given in connection with that certain [___________] Letter of Credit Number [___________________] issued by Silicon Valley Bank in the original amount of $[__________] (the "Letter of Credit").
2.    The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers, acting alone, is duly authorized to execute and deliver on behalf of the Company any certificate or other document to be delivered by the Company related to the Letter of Credit.

Name	Title	Signature

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Company this ________ day of _________________, 2017.

[COMPANY NAME]

Name:
Secretary
The undersigned hereby certifies that the person named above is the duly elected, qualified and acting Secretary of each Company, and that the signature appearing above is [his/her] true and genuine signature.

[COMPANY NAME]

Name:
Title:

Certain identified information has been excluded because it is both not material and is the type that the registrant treats as private or confidential.
EXHIBIT F
OFFER SPACE

[***]
F-1

EXHIBIT G
FORM OF SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT
Loan No. 000001:
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Space Above This Line for Recorder's Use
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS AGREEMENT is made this           day of          ,          , by            , a          , having its principal office and place of business located at           ("Tenant"), and John Hancock Life Insurance Company (U.S.A.), its successors and assigns, having its principal place of business located at ___ _________________________________ ("Lender"), with reference to the following facts:
RECITALS
A.    On          ,          , ("Landlord") (either itself or as successor-in-interest to a previous landlord) and Tenant entered into a certain lease as amended on ("Lease") covering certain space ("Premises") in the building located at , which property is more particularly described in the Mortgage (as hereinafter defined) ("Property");
B.    Lender granted a loan ("Loan") to Landlord, which Loan is evidenced by a note and secured, inter alia, by a first lien instrument in favor of Lender covering the property and upon the terms and conditions described therein, which has been recorded in the Official Records of        County,           (said instrument and all amendments, modifications, renewals, substitutions, extensions, consolidations and replacements thereto and thereof, as applicable, are hereinafter collectively referred to as "Mortgage");
C.    Tenant has requested of Landlord and Lender that this Agreement be executed.
D.    It is a condition precedent to Lender executing this Agreement that (i) the Mortgage be and remain at all times a first lien or charge upon the Property prior and superior to the Lease; (ii) Tenant specifically subordinate the Lease to the lien or charge of the Mortgage and (iii) Tenant attorn to Lender and its successors and assigns in the event of the foreclosure or other proceeding to enforce the Mortgage;
NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into this Agreement, Lender and Tenant hereby agree as follows:

1.    Subordination. The Lease and any extensions, renewals, replacements, consolidations or modifications thereof, and all the right, title and interest of the Tenant in and to the Premises, and all rights of the Tenant thereunder, are and shall be subject and subordinate to the Mortgage and the lien and terms thereof.
2.    Lender's Exercise of Remedies. In the event of (a) the institution of any foreclosure, trustee's sale or other like proceeding, (b) the appointment of a receiver for the Landlord or the Property, (c) the exercise of rights to collect rents under the Mortgage or an assignment of rents, (d) the recording by Lender or its successor or assignee of a deed in lieu of foreclosure for the Property, or (e) any transfer or abandonment of possession of the Property to Lender or its successor or assigns in connection with any proceedings affecting Landlord under the Bankruptcy Code, 11 U.S.C. § 101 et seq. (any such foreclosure, recording of a deed in lieu of foreclosure, or transfer or abandonment of the Property referred to in the preceding clauses (a) through (e) is hereinafter called a "Transfer", and Lender or any successor or assignee of Lender taking title to the Property in connection with a Transfer is hereinafter called the "Transferee"), such Transferee shall not: (i) be liable for any damages (including, without limitation, consequential damages) or other relief or be subject to any offsets, defenses or counterclaims of any kind attributable to any event, act omission or default under the Lease, including, but not limited to, a breach of any representation or warranty under the Lease, of Landlord or any prior landlord under the Lease, except for any continuing event, act or omission of which Lender has been provided notice as described in Paragraph 4 below, and if any such offset or defense is expressly provided for in the Lease, (ii) be bound by any prepayment by Tenant of more than one month's installment of rent unless such prepayment is expressly required in the Lease or has been specifically approved in writing by Lender, or be liable or responsible for any security deposit or other sums which Tenant may have paid under the Lease unless such deposit or other sums have been physically delivered to Transferee, or (iii) be bound by any modification or amendment of the Lease, or any waiver of any terms of the Lease unless the same shall have been approved in writing by Lender.
3.    Attornment and Non-Disturbance. Provided (a) Tenant complies with this Agreement, (b) Tenant is not in default under the terms of the Lease and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Lease, and (c) the Lease is in full force and effect, except as set forth in Paragraphs 2 and 5(d) and (e), any default under the Mortgage and any proceeding to foreclose the same will not disturb Tenant's possession under the Lease and the Lease will not be affected or cut off thereby, and notwithstanding any such foreclosure or other Transfer of the Property to Transferee, Transferee will recognize the Lease and will accept the attornment of Tenant thereunder.
Tenant shall attorn to Transferee, including Lender if Lender becomes a Transferee, as the landlord under the Lease. Said attornment is subject to the limitation of Transferee's obligations set forth in Paragraph 2 above and shall be effective and self-operative without the execution of any further instruments upon Transferee’s succeeding to the interest of the landlord under the Lease. Tenant and Lender shall, however, confirm the provisions of this paragraph in writing upon request by either of them.
4.    Lender’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, Tenant shall provide Lender with written notice of any default of Landlord under the Lease (which can be a copy of the notice provided to the Landlord) if such default is of such a nature as to give the Tenant a right to terminate the Lease, to reduce rent thereunder or to credit or offset any amounts against future rents, and will not seek to terminate the Lease or reduce the rent or credit or offset against rent or claim a partial or total eviction until giving such notice and providing Lender a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord, provided, however, as to any breach or default by Landlord the cure of which requires possession and control of the Property or Premises, Lender’s cure period shall continue for such additional time as Lender may reasonably require to either obtain possession and control of the Property or Premises and thereafter cure the breach or default with reasonable diligence, or obtain the appointment of a receiver pursuant to any court proceeding, or otherwise, and give such receiver a reasonable period of time in which to cure the default. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees otherwise in writing.
5.    Miscellaneous.
(a)    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Transferee, all obligations and liabilities of Transferee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Transferee's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred except to the extent the assignment of Tenant's interest in the Lease is permitted under the Lease.
(b)    Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Lender as part of the security for the note secured by the Mortgage and upon written notice from Lender of a default under the Mortgage, Tenant shall pay its rent and all other sums due under the Lease directly to Lender, and Landlord, by its execution hereof, hereby directs Tenant to make such payment to Lender.
(c)    Tenant acknowledges and agrees that it shall not terminate the Lease in the event of a default by Landlord unless Tenant provides Lender written notice and an opportunity to cure as described in Paragraph 4 above. In addition, Tenant agrees that it shall not terminate or cancel the Lease by agreement with the Landlord without Lender’s prior written consent, unless such right to terminate or cancel is expressly set forth in the Lease. In the event such right is expressly set forth in the Lease, Tenant shall pay to Lender any and all termination fees or other consideration to be paid to Landlord in connection with such termination or cancellation and Landlord, by its execution hereof, hereby directs Tenant to make such payments or provide such other consideration to Lender.
(d)    Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property or the real property of which the Property is a part, or any portion thereof or any interest therein and to the extent that Tenant has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Transferee.
(e)    This Agreement is the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Mortgage. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.
(f)    This Agreement shall be deemed to have been made in the state where the Property is located and the validity, interpretation and enforcement of this Agreement shall be determined in accordance with the laws of such state.
(g)    In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.
(h)    Any notices or communications required or permitted to be given or made hereunder shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses or such other addresses as they may from time to time designate in writing:

Lender:
Attention:

Tenant:
Notices or communications mailed in the U.S. mail shall be deemed to be served on the third business day following mailing, notices or communication served by hand or by overnight courier shall be deemed served upon receipt.
(i)    This document may be signed in counterparts which together shall be deemed to be one and the same document. The signature pages from any such counterpart may be attached to another such counterpart to form one complete set of signatures for this document.
(j)    The parties hereto represent and warrant that their respective signatories to this Agreement have been duly authorized by the Tenant, Landlord and Lender, as applicable.
IN WITNESS WHEREOF, this Agreement has been signed and delivered as of the date and year first above set forth.

TENANT:

By:
Name:
Title:
_______________ OF ______________ )
)SS
COUNTY OF ______________ )
On this ______ day of _________ 20       , before me, the undersigned Notary Public, personally appeared _______________________, proved to me through satisfactory evidence of identification, which was/were __________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose(s) as a/an _____________________ for     .

(Seal)
Signature of Notary

My commission expires:

LENDER:
John Hancock Life Insurance Company (U.S.A.)

By:
Name:
Title:
duly authorized
COMMONWEALTH OF MASSACHUSETTS )
)SS
COUNTY OF SUFFOLK    )
On this        day of      , 20     , before me, the undersigned Notary Public, personally appeared       , proved to me through satisfactory evidence of identification, which was/were personal knowledge, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose(s) as a/an Assistant Vice President for John Hancock Life Insurance Company (U.S.A.).

(Seal)
Signature of Notary

My commission expires:

As to Paragraphs 5(b) and (c):

LANDLORD:

By:
Name:
Title:
__________________ OF ______________ )
)SS
COUNTY OF _____________________    )
On this ______ day of __________ 20      , before me, the undersigned Notary Public, personally appeared _________________________, proved to me through satisfactory evidence of identification, which was/were __________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose(s) as a/an ______________________ for      .

(Seal)
Signature of Notary

My commission expires:

(Post-Closing)